 Filed Pursuant to Rule 424(b)(2)
 Registration No. 333- 277211
PROSPECTUS SUPPLEMENT
(To Prospectus dated February 21, 2024)
HSBC USA Inc.
$1,000,000,000 5.294% Senior Notes due 2027
$500,000,000 Floating Rate Senior Notes due 2027

We are offering $1,000,000,000 aggregate principal amount of 5.294% Senior Notes due 2027 (the “Fixed Rate Notes”) and $500,000,000 aggregate principal amount of Floating Rate Senior Notes due 2027 (the “Floating Rate Notes”).
We will pay interest on the Fixed Rate Notes semi-annually in arrears on March 4 and September 4 of each year, commencing on September 4, 2024, at a rate equal to 5.294% per annum. The Fixed Rate Notes will mature on March 4, 2027.
We will pay interest on the Floating Rate Notes quarterly in arrears on March 4, June 4, September 4 and December 4 of each year, commencing on June 4, 2024, at a rate for each interest period equal to Compounded SOFR (as defined herein), plus 96 basis points. The Floating Rate Notes will mature on March 4, 2027.
The Fixed Rate Notes and Floating Rate Notes (together the “Notes”) will be our senior unsecured obligations and will rank equally with all of our other existing and future senior unsecured indebtedness.
The Notes are not savings accounts, deposits or other obligations of any bank or non-bank subsidiary of HSBC USA Inc. Neither the Federal Deposit Insurance Corporation nor any other government agency has insured the Notes.
The Notes will be issued in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof. The Notes are a new issue of securities with no established trading market. We do not intend to list the Notes on any securities exchange.
Investing in the Notes involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to purchase any Notes.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Fixed Rate Note	Total	Per Floating Rate Note	Total
Public offering price(1)	100.000%	$1,000,000,000	100.000%	$500,000,000
Underwriting discounts	0.250%	$2,500,000	0.250%	$1,250,000
Proceeds, before expenses, to HSBC USA Inc.	99.750%	$997,500,000	99.750%	$498,750,000

(1)
Plus accrued interest, if any, from March 4, 2024.

We may use this prospectus supplement and the accompanying prospectus in the initial sale of the Notes. In addition, HSBC Securities (USA) Inc. or another of our affiliates may use this prospectus supplement and the accompanying prospectus in a market-making transaction with respect to any of the Notes after their initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, you may assume this prospectus supplement and the accompanying prospectus are being used in any market-making transaction with respect to the Notes.
The underwriters expect to deliver the Notes to purchasers in book-entry form only through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, including Euroclear Bank SA/NV (“Euroclear”), and Clearstream Banking S.A. (“Clearstream”), on or about March 4, 2024, which will be the fifth business day following the date of the pricing of the Notes.

HSBC

The date of this prospectus supplement is February 26, 2024.

Prospectus Supplement
Prospectus

Neither we nor the underwriters have authorized anyone to provide you with any information other than that contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus we may authorize to be delivered to you or the documents incorporated by reference herein and therein. Neither we nor the underwriters take responsibility for, or provide any assurance as to the reliability of, any different or additional information that others may give you.
We are not, and the underwriters are not, offering to sell the Notes in any jurisdiction where offers or sales are not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of the Notes in certain jurisdictions may be restricted by law. The Notes are offered globally for sale in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers. Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any applicable restrictions. This prospectus supplement and the accompanying prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation. See “Underwriting — (Conflicts of Interest) — Selling Restrictions” in this prospectus supplement.
EU PRIIPs REGULATION / PROHIBITION OF SALES TO EEA RETAIL INVESTORS. The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; and/or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.
UK PRIIPS REGULATION / PROHIBITION OF SALES TO UK RETAIL INVESTORS. The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; and/or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended) as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by the Regulation (EU) No 1286/2014 (as amended) as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the Notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides general information, including a general description of the securities that we may offer from time to time, some of which may not apply to the Notes. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated herein and therein by reference, on the other hand, you should rely on the information contained in this prospectus supplement.
You should carefully read and review this prospectus supplement, the accompanying prospectus, the information incorporated by reference herein and therein, and any related free writing prospectus we file with the Securities and Exchange Commission (the “SEC”) before you invest in the Notes. You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any such free writing prospectus. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus (as updated by this prospectus supplement), or any such free writing prospectus is accurate as of any date other than its respective date or the date that is specified in those documents, or that the information we previously filed with the SEC and incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of the document incorporated by reference or the date that is specified in such document. The business, financial condition, results of operations and prospects of the Company may have changed since those dates.
In this prospectus supplement and the accompanying prospectus, the terms “Company,” “we,” “our,” “us,” and “HSBC USA” refer to HSBC USA Inc., and the term “HSBC Bank” refers to HSBC Bank USA, National Association.
References herein to “$” and “dollars” are to the lawful currency of the United States of America.

WHERE YOU CAN FIND MORE INFORMATION
HSBC USA files annual, quarterly and current reports and other information with the SEC. The SEC filings are available to the public on the SEC’s Internet site at http://www.sec.gov. This website URL is an inactive textual reference only.
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file with the SEC later will automatically update and supersede this information.
We incorporate by reference the documents listed below and all documents which we subsequently file with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC rules) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):
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Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 21, 2024.

You may request a copy of these filings, at no cost, by writing or telephoning us at: HSBC USA Inc., 452 Fifth Avenue, New York, NY 10018, Attention: Corporate Secretary, Telephone: (212) 525-5000. These filings are also available on the website HSBC USA maintains at www.us.hsbc.com. This website URL is an inactive textual reference only. Information on that website does not constitute a part of this prospectus supplement or the accompanying prospectus. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Words such as “may”, “will”, “should”, “would”, “could”, “appears”, “believe”, “intends”, “expects”, “estimates”, “targeted”, “plans”, “anticipates”, “goal” and similar expressions are intended to identify forward-looking statements but should not be considered as the only means through which these statements may be made. These matters or statements may relate to our future operations, strategy, financial condition, economic forecast, results of operations, plans, objectives, performance or business developments and will involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from that which was expressed or implied by such forward-looking statements. To the extent that any of the information in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein is forward-looking, it is intended to fit within the safe harbor for forward-looking information provided by the Private Securities Litigation Reform Act of 1995.
All forward-looking statements are, by their nature, subject to risks and uncertainties, many of which are beyond our control. Our actual future results may differ materially from those set forth in our forward-looking statements. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those in the forward-looking statements:
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our ability to effectively implement and deliver on our business strategies, and the effect implementation of our business strategy may have on our financial results, operations and relationships with our customers, regulators, employees and other stakeholders;

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uncertainty concerning the future market and economic conditions in the United States and abroad, including but not limited to, changes in interest rates, energy prices, inflation, supply chain issues, a decline in housing prices, the availability of credit and liquidity, unemployment levels, turmoil in the financial markets and related efforts of government agencies to stabilize the financial system, changes in consumer confidence and consumer spending and behavior, consumer perception as to the continuing availability of credit and price competition in the market segments we serve and the consequences of unexpected geopolitical events, such as trade disputes;

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compliance with the Chinese National Security Law and the Hong Kong Autonomy Act, which may impact, among other things, individuals or entities with which we are able to conduct business;

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changes in laws and regulatory requirements;

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the potential impact of any legal, regulatory or policy changes affecting financial institutions and the global economy as a result of the new administration;

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the ability to deliver on our regulatory priorities;

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capital and liquidity requirements under Basel guidance, the Federal Reserve Board’s (“FRB”) Comprehensive Capital Analysis and Review program, and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 stress testing, including the U.S. FRB requirements for U.S. global systemically important banks (“G-SIBs”) and U.S. intermediate holding companies owned by non-U.S. G-SIBs to issue total loss-absorbing capacity instruments;

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regulatory requirements in the U.S. and in non-U.S. jurisdictions to facilitate the future orderly resolution of large financial institutions;

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changes in central banks’ policies with respect to the provision or removal of liquidity support to financial markets;

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the ability of HSBC Holdings plc and HSBC Bank to fulfill the requirements imposed by a consent order or guidance from regulators generally;

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the use of us, or our affiliates, as a conduit for illegal activities without our knowledge by third parties;

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the ability to successfully manage our risks;

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the financial condition of our clients and counterparties and our ability to manage counterparty risk;

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concentrations of credit and market risk;

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increases in our allowance for credit losses and changes in our assessment of our loan portfolios;

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the ability to successfully implement changes to our operational practices as needed and/or required from time to time;

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damage to our reputation;

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the ability to attract or retain key employees, including foreign workers, and customers;

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the effects of competition in the markets where we operate including increased competition from non-bank financial services companies, including securities firms;

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the effects of operational risks that are inherent in banking operations, including fraudulent and other criminal activities, breakdowns in processes or procedures and systems failure or non-availability;

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disruption in our and our third-party providers’ and partners’ operations resulting from technology failures, cyberattacks, and inadequate data management and consumer privacy protections;

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the ability of third-party service providers and partners to provide adequate services;

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risks associated with Environmental, Social and Governance matters such as climate change and human rights issues;

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losses suffered due to the negligence, fraud or misconduct of our employees or the negligence, fraud or misconduct on the part of third parties;

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a failure in our internal controls;

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our ability to meet our funding requirements;

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adverse changes to our credit ratings;

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financial difficulties or credit downgrades of mortgage bond insurers;

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changes in Financial Accounting Standards Board and International Accounting Standards Board accounting standards and their interpretation;

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heightened regulatory and government enforcement scrutiny of financial institutions, including in connection with product governance and sales practices, account opening and closing procedures, customer and employee complaints and sales compensation structures related to such practices;

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possible negative impact of regulatory investigations and legal proceedings related to alleged foreign exchange manipulation;

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heightened regulatory and government enforcement scrutiny of financial markets, with a particular focus on traded asset classes, including foreign exchange;

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the possibility of incorrect assumptions or estimates in our financial statements, including reserves related to litigation, deferred tax assets and the fair value of certain assets and liabilities;

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model limitations or failure;

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the possibility of incorrect interpretations, application of or changes in tax laws to which we and our clients are subject;

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unexpected and/or increased expenses relating to, among other things, litigation and regulatory matters, remediation efforts, penalties and fines; and

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the other risk factors and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K or our other reports that we file with the SEC.

Forward-looking statements are based on our current views and assumptions and speak only as of the date they are made. We undertake no obligation to update any forward-looking statement to reflect subsequent circumstances or events. You should, however, consider any additional disclosures of a forward-looking nature that arise after the date hereof as may be discussed in any document that is incorporated by reference herein.

SUMMARY
The following summary highlights selected information from this prospectus supplement and the accompanying prospectus about the Notes and this offering. This description is not complete and does not contain all of the information that you should consider before investing in the Notes. You should read this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference herein and therein, carefully to understand fully the terms of the Notes as well as other considerations that are important to you in making a decision about whether to invest in the Notes. You should pay special attention to the “Risk Factors” section beginning on page S-9 of this prospectus supplement and the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2023, as such discussion may be amended or updated in other reports filed by us with the SEC, to determine whether an investment in the Notes is appropriate for you. This prospectus supplement includes forward-looking statements that involve risks and uncertainties. For a more complete understanding of the Notes, you should read the section entitled “Description of the Notes” beginning on page S-17 of this prospectus supplement as well as the section entitled “Description of Debt Securities” beginning on page 9 of the accompanying prospectus. To the extent the information in this prospectus supplement is inconsistent with the information in the accompanying prospectus, you should rely on the information contained in this prospectus supplement.
HSBC USA Inc.
HSBC USA Inc. (“HSBC USA”), a Maryland corporation, is a New York State-based bank holding company registered under the Bank Holding Company Act of 1956, as amended (the “BHCA”). HSBC USA was incorporated under the laws of the State of Maryland in 1973 as Republic New York Corporation, was acquired through a series of transactions by HSBC and changed its name to “HSBC USA Inc.” in December 1999. The address of HSBC USA’s principal executive office is 452 Fifth Avenue, New York, New York 10018 (telephone 212-525-5000).
HSBC USA is a wholly-owned subsidiary of HSBC North America Holdings Inc. (“HSBC North America”), which is an indirect wholly-owned subsidiary of HSBC Holdings plc (“HSBC”). HSBC, headquartered in London, England, is one of the largest banking and financial services organizations in the world. HSBC’s ordinary shares are admitted to trading on the London Stock Exchange and are listed on The Stock Exchange of Hong Kong and the Bermuda Stock Exchange, and its American depositary shares are listed on the New York Stock Exchange.
HSBC Bank is a national banking association and HSBC USA’s principal U.S. banking subsidiary. Through HSBC Bank, we offer our customers a wide range of commercial and consumer banking products and related financial services. HSBC Bank is also an international dealer in derivative instruments denominated in U.S. dollars and other currencies, focusing on structuring transactions to meet clients’ needs.

The Offering
Issuer
HSBC USA Inc.
Securities Offered
$1,000,000,000 aggregate principal amount of 5.294% Senior Notes due 2027.
$500,000,000 aggregate principal amount of Floating Rate Senior Notes due 2027.
See “Description of the Notes — General” in this prospectus supplement.
Issue Date
March 4, 2024.
Maturity Date
The Fixed Rate Notes will mature on March 4, 2027.
The Floating Rate Notes will mature on March 4, 2027.
Interest Rate
The Fixed Rate Notes will bear interest at the rate of 5.294% per year from the original issuance date.
The Floating Rate Notes will bear interest at the rate for each relevant interest period equal to Compounded SOFR, plus       basis points. See “Description of the Notes — Interest — Floating Rate Notes — Compounded SOFR” in this prospectus supplement.
Interest Payment Dates
We will pay interest on the Fixed Rate Notes semi-annually in arrears on March 4 and September 4 of each year, commencing on September 4, 2024.
We will pay interest on the Floating Rate Notes quarterly in arrears on March 4, June 4, September 4 and December 4 of each year, commencing on June 4, 2024. See “Description of the Notes —  Interest — Floating Rate Notes” in this prospectus supplement.
No Listing
The Notes will not be listed on any securities exchange or included in any automated dealer quotation system.
Ranking
The Notes will be our senior unsecured obligations and will rank equally with all of our other existing and future senior unsecured indebtedness.
Forms of Notes
The Notes will be issued in the form of one or more Global Notes registered in the name of the nominee for, and deposited with, The Depository Trust Company.
Minimum Denominations
The Notes will be issued only in registered form in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.
Use of Proceeds
We intend to use the net proceeds from the sale of the Notes for general corporate purposes in the ordinary course of our business. General corporate purposes may include, without limitation, one or more of the following: investments in and extensions of credit to our subsidiaries, including our principal subsidiary, HSBC Bank; financing future acquisitions of financial institutions, as well as banking and other assets; and the redemption of certain of our outstanding securities. Pending such use, the net proceeds may be invested temporarily in short-term obligations. See “Use of Proceeds” in this prospectus supplement.
Risk Factors
You should carefully consider the specific factors set forth under “Risk Factors” on page S-9 of this prospectus supplement as well as the information and data included elsewhere or incorporated by reference in this prospectus supplement or the accompanying prospectus, before making an investment decision.
Governing Law
New York
Trustee
Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association)
Paying Agent and Registrar
HSBC Bank USA, National Association
Calculation Agent for Floating Rate Notes
HSBC Bank USA, National Association
Conflicts of Interest
HSBC Securities (USA) Inc. (“HSI”), a U.S. broker-dealer subsidiary of HSBC and a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), is our affiliate and is participating in the distribution of the Notes in this offering as an underwriter. Accordingly, this offering will comply with the requirements of FINRA Rule 5121 regarding conflicts of interest and a FINRA member firm’s participation in the distribution of securities of an affiliate. In accordance with FINRA Rule 5121, HSI will not confirm sales of the Notes to any accounts over which it exercises discretionary authority without the prior written approval of the customer. HSI may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the Notes in the secondary market, and may act as principal or agent in those transactions. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”

RISK FACTORS
Investing in the Notes involves risks. Prospective investors should consult their own financial and legal advisors about risks associated with an investment in the Notes and the suitability of investing in the Notes in light of their particular circumstances. Before making a decision to invest in the Notes, you should carefully consider the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 under the heading “Risk Factors” which are incorporated by reference in this prospectus supplement and the accompanying prospectus, as such discussion may be amended or updated in other reports filed by us with the SEC, as well as the risks specific to the Notes as set forth below. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus. The occurrence of any of these risks could materially adversely affect our business, operating results and financial condition.
The risks and uncertainties we describe are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. Any adverse effect on our business, financial condition or operating results could result in a decline in the value of the Notes and the loss of all or part of your investment.
Risks Related to the Notes
The indenture governing the Notes does not contain any limitations on our ability to incur additional indebtedness.
Neither we nor any of our subsidiaries is restricted from incurring additional indebtedness or other liabilities, including additional pari passu indebtedness or secured debt, under the indenture governing the terms of the Notes. There is no restriction on the amount of securities that we may issue which rank equal in right of payment to the Notes being offered hereby. The issue of any such securities may reduce the amount recoverable by holders of the Notes in the event we are wound up. The Notes will rank equally with all of our present and future indebtedness that is not subordinated to the Notes. The Notes will be effectively subordinated to any indebtedness or other liabilities of our subsidiaries and to any indebtedness that is secured by property or assets to the extent of the value of the property or assets securing such indebtedness. If we incur additional indebtedness or liabilities, our ability to service our debt, including paying our obligations under the Notes, could be adversely affected. We expect that we will from time to time incur additional indebtedness and other liabilities.
The indenture governing the Notes contains limited covenants and does not limit our ability to pay dividends, dispose assets, repurchase securities or engage in other activities, which could adversely affect our ability to pay our obligations under the Notes.
The indenture governing the Notes does not contain any financial covenants. In addition, the indenture does not limit our or our subsidiaries’ ability to pay dividends, issue or repurchase securities, grant security interests over assets, sell or dispose assets, make investments or engage in transactions with affiliates. Except to the extent regulatory requirements affect our decision to issue additional senior debt, there is no limit on our ability to incur additional indebtedness, including debt that is secured and/or equal in right of payment to the Notes. As a result of the foregoing, when evaluating the terms of the Notes, you should be aware that the terms of the indenture and the Notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the Notes.
The Notes are our obligations and not obligations of our subsidiaries and will be effectively subordinated to the claims of our subsidiaries’ creditors.
The Notes are exclusively our obligations and not those of our subsidiaries. We are a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. As a result, our cash flow and our ability to service our debt, including the Notes, depend upon the earnings of our subsidiaries. In addition, we depend on the distribution of earnings, loans or other payments by our subsidiaries to us.
Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the Notes or to provide us with funds to pay our obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us would be subject to regulatory and contractual restrictions. Payments to us by our subsidiaries also will be contingent upon those subsidiaries’ earnings and business considerations. The payment of dividends by bank subsidiaries is subject to federal law restrictions.
Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and, therefore, the right of the holders of the Notes to participate in those assets, will be effectively subordinated to the claims of those subsidiaries’ creditors, including senior and subordinated debtholders and general trade creditors. In the event of any such distribution of assets of HSBC Bank, the claims of depositors and other general or subordinated creditors would be entitled to priority over the claims of holders of the Notes. Any capital loans that we make to HSBC Bank would be subordinate in right of payment to deposits and to other indebtedness of HSBC Bank. Claims from creditors (other than us) against HSBC Bank may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, and other short-term borrowings. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of those subsidiaries and any indebtedness of those subsidiaries senior to that held by us.
The Notes will not be guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
The Notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank. The Notes are not savings accounts, deposits or other obligations of any bank or non-bank subsidiary of HSBC USA Inc. The Notes will be obligations of HSBC USA Inc. only and will not be guaranteed by any of our subsidiaries, including HSBC Bank USA, National Association, our principal banking subsidiary.
Our credit ratings may not reflect all risks of an investment in the Notes, and changes to any credit rating assigned to us or the Notes may affect the market value of the Notes.
Our credit ratings or those assigned to the Notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or market value of, the Notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time in its sole discretion.
Any rating assigned to us or the Notes may be withdrawn entirely by a credit rating agency, may be suspended or may be lowered, if, in that credit rating agency’s judgment, circumstances relating to the basis of the rating so warrant. Moreover, the rating agencies that currently, or may in the future, publish a rating for us or the Notes may change the methodologies that they use for analyzing securities with features similar to the Notes. Ratings may be impacted by a number of factors that can change over time, including the credit rating agency’s assessment of: (i) our strategy and management’s capability; (ii) our financial condition, including in respect of capital, funding and liquidity; (iii) competitive, economic, legal and regulatory conditions in our key markets, including those markets where we have large exposures or on which our operating results, including revenues, are substantially dependent; (iv) the level of political support for the industries in which we operate; (v) legal and regulatory frameworks affecting our legal structure, business activities and the rights of our creditors; and (vi) the impact of the current macroeconomic environment on any of the foregoing factors.
We cannot assure you that the rating agencies will maintain the current ratings or outlook assigned to us or the Notes.
Real or expected downgrades, suspensions or withdrawals of credit ratings assigned to us or the Notes could cause the liquidity or trading prices of the Notes to decline significantly. Additionally, any uncertainty about the extent of any anticipated changes to the credit ratings assigned to us or the Notes may adversely affect the market value of the Notes.
There is currently no trading market for the Notes and an active trading market for the Notes may not develop or be sustained.
Each series of the Notes is a new issue of securities for which there is no established market. We do not intend to apply for listing or quotation of the Notes on any securities exchange or automated quotation system. While the underwriters have informed us that they intend to make a market in each series of the Notes, the underwriters will not be obligated to do so and may stop their market-making at any time. In addition, any market-making activities will be subject to limits under U.S. Federal securities laws. These factors may affect the pricing of the Notes in any secondary market, the transparency and availability of trading prices and the liquidity of the Notes. We cannot assure you that an active trading market will develop for any series of Notes, or if developed, that such a market will be sustained. If an active trading market fails to develop or cannot be sustained, you may not be able to resell your Notes at any price or at their fair market value or at all.
The market prices of the Notes may be volatile.
The market prices of the Notes will depend on many factors, including, but not limited to, the following: credit ratings on our debt securities assigned by rating agencies; the time remaining until maturity of the Notes; the prevailing interest rates being paid by other companies similar to us; our results of operations, financial condition and prospects; and the condition of the financial markets. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Notes. Rating agencies continually review the credit ratings they have assigned to companies and debt securities. Negative changes in the credit ratings assigned to us or our debt securities could have an adverse effect on the market prices of the Notes.
Risks Related to the Floating Rate Notes
The Secured Overnight Financing Rate (“SOFR”) is a relatively new reference rate and its composition and characteristics are not the same as the London Inter-Bank Offered Rate (“LIBOR”).
On June 22, 2017, the Alternative Reference Rates Committee (“ARRC”) convened by the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of New York identified SOFR as the rate that, in the consensus view of the ARRC, represented best practice for use in certain new U.S. dollar derivatives and other financial contracts. SOFR is a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities, and has been published by the Federal Reserve Bank of New York since April 2018. The Federal Reserve Bank of New York began publishing historical indicative Secured Overnight Financing Rates from 2014. Investors should not rely on any historical changes or trends in SOFR as an indicator of future changes in SOFR.
The composition and characteristics of SOFR are not the same as those of LIBOR, and SOFR is fundamentally different from LIBOR for two key reasons. First, SOFR is a secured rate, while LIBOR is an unsecured rate. Second, SOFR is an overnight rate, while LIBOR is a forward-looking rate that represents interbank funding over different maturities (e.g., three months). As a result, we cannot assure you that SOFR (including Compounded SOFR) will perform in the same way as LIBOR would have performed at any time, including, without limitation, as a result of changes in interest and yield rates in the market, market volatility or global or regional economic, financial, political, regulatory, judicial or other events.
SOFR may be more volatile than other benchmark or market rates.
Since the initial publication of SOFR, daily changes in SOFR have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as U.S. dollar LIBOR. Although changes in Compounded SOFR generally are not expected to be as volatile as changes in daily levels of SOFR, the return on and value of the Floating Rate Notes may fluctuate more than floating rate debt securities that are linked to less volatile rates. In addition, the volatility of SOFR has reflected the underlying volatility of the overnight U.S. Treasury repo market. The Federal Reserve Bank of New York has at times conducted operations in the overnight U.S. Treasury repo market in order to help maintain the federal funds rate within a target range. We cannot assure you that the Federal Reserve Bank of New York will continue to conduct such operations in the future, and the duration and extent of any such operations are inherently uncertain. The effect of any such operations, or of the cessation of such operations to the extent they are commenced, is uncertain and could be materially adverse to investors in the Floating Rate Notes.

Historical levels of SOFR are not an indication of its future levels.
The Federal Reserve Bank of New York began to publish SOFR in April 2018 and has published modeled, pre-publication estimates of SOFR going back to 2014. Such pre-publication estimates inherently involve assumptions, estimates and approximations. Hypothetical or historical performance data and trends are not indicative of, and have no bearing on, the potential performance of SOFR and therefore you should not rely on any such data or trends as an indicator of future performance. Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates. As a result, the return on and value of SOFR-linked debt securities may fluctuate more than floating rate debt securities that are linked to less volatile rates. The future performance of SOFR is impossible to predict, and therefore no future performance of SOFR should be inferred from any hypothetical or historical data or trends.
Any failure of SOFR to gain market acceptance could adversely affect the Floating Rate Notes.
According to the ARRC, SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to U.S. dollar LIBOR in part because it is considered a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable replacement or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain market acceptance could adversely affect the return on and value of the Floating Rate Notes and the price at which investors can sell the Floating Rate Notes in the secondary market.
In addition, if SOFR does not prove to be widely used as a benchmark in securities that are similar or comparable to the Floating Rate Notes, the trading price of the Floating Rate Notes may be lower than those of securities that are linked to rates that are more widely used. Similarly, market terms for floating rate debt securities linked to SOFR, such as the spread over the base rate reflected in interest rate provisions or the manner of compounding the base rate, may evolve over time, and trading prices of the Floating Rate Notes may be lower than those of later-issued SOFR-based debt securities as a result. Investors in the Floating Rate Notes may not be able to sell the Floating Rate Notes at all or may not be able to sell the Floating Rate Notes at prices that will provide them with a yield that is comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.
The interest rate on the Floating Rate Notes is based on a Compounded SOFR rate and the SOFR Index, both of which are relatively new in the marketplace.
For each interest period (as defined herein), the interest rate on the Floating Rate Notes is based on Compounded SOFR, which is calculated using the SOFR Index (as defined herein) published by the Federal Reserve Bank of New York according to the specific formula described under “Description of the Notes — Interest — Floating Rate Notes — Compounded SOFR,” not the SOFR rate published on or in respect of a particular date during such interest period or an arithmetic average of SOFR rates during such period. For this and other reasons, the interest rate on the Floating Rate Notes during any interest period will not necessarily be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during an interest period is negative, its contribution to the SOFR Index will be less than one, resulting in a reduction to Compounded SOFR used to calculate the interest payable on the Floating Rate Notes on the Floating Rate Interest Payment Date (as defined herein) for such interest period.
While market precedent exists for securities that use SOFR as the interest rate, the method for calculating an interest rate based upon SOFR in those precedents varies. In addition, the Federal Reserve Bank of New York only began publishing the SOFR Index on March 2, 2020. Accordingly, the use of the SOFR Index or the specific formula for the Compounded SOFR rate used in the Floating Rate Notes may not be widely adopted by other market participants, if at all. If the market adopts a different calculation method, that would likely adversely affect the liquidity and market value of the Floating Rate Notes.
Compounded SOFR with respect to a particular interest period will only be capable of being determined near the end of the relevant interest period.
The level of Compounded SOFR applicable to a particular interest period and, therefore, the amount of interest payable with respect to such interest period will be determined on the Interest Payment Determination Date (as defined herein) for such interest period. Because each such date is near the end of such interest period, you will not know the amount of interest payable with respect to a particular interest period until shortly prior to the related Floating Rate Interest Payment Date and it may be difficult for you to reliably estimate the amount of interest that will be payable on each such Floating Rate Interest Payment Date.
Because of the delay between the end of an Observation Period and the related Interest Payment Date for the Floating Rate Notes, increases in the level of SOFR which occur during such period will not be reflected in the interest payable on such Interest Payment Date, and any such increase will instead be reflected in the following interest period for the Floating Rate Notes. In the case of the final interest period, holders of the Floating Rate Notes will not receive the benefit of any increase in the level of SOFR on any date occurring between the end of the related Observation Period and the Maturity Date.
In addition, some investors may be unwilling or unable to trade the Floating Rate Notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of the Floating Rate Notes.
The SOFR Index may be modified or discontinued and the Floating Rate Notes may bear interest by reference to a rate other than Compounded SOFR, which could adversely affect the value of the Floating Rate Notes.
The SOFR Index is published by the Federal Reserve Bank of New York based on data received by it from sources other than us, and we have no control over its methods of calculation, publication schedule, rate revision practices or availability at any time. We cannot guarantee, particularly given its relatively recent introduction, that the SOFR Index will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the Floating Rate Notes. If the manner in which the SOFR Index is calculated, including the manner in which SOFR is calculated, is changed, that change may result in a reduction in the amount of interest payable on the Floating Rate Notes and the trading prices of the Floating Rate Notes. In addition, the Federal Reserve Bank of New York may withdraw, modify or amend the published SOFR Index or SOFR data in its sole discretion and without notice. The interest rate for any interest period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the Federal Reserve Bank of New York may publish after the interest rate for that interest period has been determined.
If we or our designee (which may be the Calculation Agent, a successor calculation agent (which may be one of our affiliates), or such other designee) (a “designee”) determine that a Benchmark Transition Event and its related Benchmark Replacement Date (each, as defined herein) have occurred in respect of the SOFR Index, then the interest rate on the Floating Rate Notes will no longer be determined by reference to the SOFR Index, but instead will be determined by reference to a different rate, plus a spread adjustment, which we refer to as a “Benchmark Replacement”, as further described under “Description of the Notes — Interest — Floating Rate Notes — Compounded SOFR.”
If a particular Benchmark Replacement (as defined herein) or Benchmark Replacement Adjustment (as defined herein) cannot be determined, then the next available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (as defined herein) (such as the ARRC), (ii) the International Swaps and Derivatives Association, Inc. (“ISDA”) or (iii) in certain circumstances, us or our designee. In addition, the terms of the Floating Rate Notes expressly authorize us or our designee to make Benchmark Replacement Conforming Changes (as defined herein) with respect to, among other things, the definition of “interest period”, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors and other administrative matters. The determination of a

Benchmark Replacement, the calculation of the interest rate on the Floating Rate Notes by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of the Floating Rate Notes in connection with a Benchmark Transition Event, could adversely affect the value of the Floating Rate Notes, the return on the Floating Rate Notes and the price at which you can sell such Floating Rate Notes.
In addition, (i) the composition and characteristics of the Benchmark Replacement will not be the same as those of Compounded SOFR, the Benchmark Replacement may not be the economic equivalent of Compounded SOFR, we cannot assure you that the Benchmark Replacement will perform in the same way as Compounded SOFR would have at any time and there is no guarantee that the Benchmark Replacement will be a comparable substitute for Compounded SOFR (each of which means that a Benchmark Transition Event could adversely affect the value of the Floating Rate Notes, the return on the Floating Rate Notes and the price at which you can sell the Floating Rate Notes), (ii) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the Floating Rate Notes, (iii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be predicted based on historical performance, (iv) the secondary trading market for Floating Rate Notes linked to the Benchmark Replacement may be limited and (v) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and has no obligation to consider your interests in doing so.
We or our affiliates may publish research that could affect the market value of the Floating Rate Notes.
We or one or more of our affiliates may, at present or in the future, publish research reports with respect to movements in interest rates, or the transition from interbank offered rates (“IBORs”) to alternative reference rates. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Floating Rate Notes. Any of these activities may affect the market value of the Floating Rate Notes.
We or our designee will make certain determinations with respect to the Floating Rate Notes, which determinations may adversely affect the Floating Rate Notes.
We or our designee will make certain determinations with respect to the Floating Rate Notes as further described under “Description of the Notes — Interest — Floating Rate Notes — Compounded SOFR.” For example, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, we or our designee will make certain determinations with respect to the Floating Rate Notes in our or our designee’s sole discretion as further described under “Description of the Notes — Interest — Floating Rate Notes — Compounded SOFR.” Any determination, decision or election pursuant to the benchmark replacement provisions not made by our designee will be made by us. Any of these determinations may adversely affect the value of the Floating Rate Notes, the return on the Floating Rate Notes and the price at which you can sell such Floating Rate Notes. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to Compounded SOFR or the occurrence or nonoccurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes. These potentially subjective determinations may adversely affect the value of the Floating Rate Notes, the return on the Floating Rate Notes and the price at which you can sell such Floating Rate Notes.
The Calculation Agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the Floating Rate Notes.
The Calculation Agent for the Floating Rate Notes will initially be HSBC Bank USA, National Association, which is our subsidiary and our affiliate. As calculation agent, HSBC Bank will make certain determinations with respect to the Floating Rate Notes as further described in this prospectus supplement. Because the calculation agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the Floating Rate Notes, including with respect to certain determinations and discretionary judgments that the calculation agent may be required to make, including determining the payment that you will receive on each interest payment date and at maturity for the Floating Rate Notes, or the occurrence or nonoccurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes. Any of these determinations may adversely affect the value of the Floating Rate Notes, the return on the Floating Rate Notes and the price at which you can sell such Floating Rate Notes. See “Description of the Notes — Interest — Floating Rate Notes — Compounded SOFR.”

USE OF PROCEEDS
We estimate that we will receive approximately $1.493 billion, after deducting offering expenses and the underwriting discounts, from the sale of the Notes. The net proceeds from the sale of the Notes will be used by us for general corporate purposes in the ordinary course of our business. General corporate purposes may include, without limitation, one or more of the following: investments in and extensions of credit to our subsidiaries, including our principal subsidiary, HSBC Bank; financing future acquisitions of financial institutions, as well as banking and other assets; and the redemption of certain of our outstanding securities. Pending such use, the net proceeds may be invested temporarily in short-term obligations.

DESCRIPTION OF THE NOTES
The following description of the terms of the Notes offered hereby supplements, and to the extent inconsistent therewith replaces, the description set forth under the heading “Description of Debt Securities” in the accompanying prospectus and should be read in conjunction with such description. For purposes of this “Description of the Notes,” references to the “Company,” “we,” “our,” “us”and “HSBC USA” include only HSBC USA Inc. and not its subsidiaries. All capitalized terms used under this heading “Description of the Notes” that are not defined herein have the meanings ascribed thereto in the accompanying prospectus or in the Indenture. The following description is qualified in its entirety by reference to the provisions of the Indenture.
General
The Notes issued in this offering initially will be limited to $1,000,000,000 aggregate principal amount for the Fixed Rate Notes and $500,000,000 aggregate principal amount for the Floating Rate Notes.
The Notes are to be issued under an Indenture dated as of March 31, 2009 (the “Base Indenture”), between the Company and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as the trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of March 22, 2012 (the “First Supplemental Indenture”), and the Fourth Supplemental Indenture dated as of February 21, 2024 (the “Fourth Supplemental Indenture”) (the Base Indenture as supplemented by the First Supplemental Indenture and the Fourth Supplemental Indenture, the “Indenture”), between the Company and the Trustee. The Notes and the Indenture are governed by, and shall be construed in accordance with, the laws of the State of New York. The Indenture is more fully described in the accompanying prospectus under “Description of Debt Securities.” Copies of the Base Indenture, the First Supplemental Indenture and the Fourth Supplemental Indenture are included as exhibits to our registration statement of which this prospectus supplement and the accompanying prospectus are a part.
Ranking
The Notes will:
•
be unsecured obligations of the Company;

•
be effectively subordinated to all our existing and any future secured indebtedness, to the extent of the assets securing such indebtedness, and to any existing and future indebtedness and other liabilities of our subsidiaries;

•
be equal in right of payment with any of our existing and future unsecured, unsubordinated indebtedness; and

•
rank senior to any of our existing and future subordinated indebtedness.

As of December 31, 2023, on a consolidated basis, our outstanding senior unsecured indebtedness totaled approximately $16.989 billion.
Payment at Maturity
The Fixed Rate Notes will mature on March 4, 2027. The Floating Rate Notes will mature on March 4, 2027.
At maturity, you will receive an amount in cash equal to $1,000 per $1,000 principal amount of the Notes you then hold, plus any accrued and unpaid interest. If the maturity date falls on a day that is not a business day, we will postpone the payment of principal and interest to the next succeeding business day, but the payment made on such date will be treated as being made on the date that the payment was first due and the holders of the Notes will not be entitled to any further interest or other payments with respect to such postponement.
A “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York.

Interest
Fixed Rate Notes
The Fixed Rate Notes will bear interest at a fixed rate of 5.294% per annum. Interest on the Fixed Rate Notes will accrue from and including March 4, 2024 or the most recent date to which interest has been paid or duly provided for. We will pay interest on the Fixed Rate Notes semi-annually in arrears on March 4 and September 4 of each year, commencing on September 4, 2024.
The interest payable on the Fixed Rate Notes on any interest payment date will be paid to the person in whose name the Fixed Rate Notes are registered at the close of business on the fifteenth calendar day, whether or not a business day, immediately preceding the applicable interest payment date. Interest that we pay on the maturity date of the Fixed Rate Notes will be paid to the person to whom the principal will be payable.
Interest on the Fixed Rate Notes will be calculated on the basis of a 360-day year of twelve 30-day months. If any date on which interest is payable on the Fixed Rate Notes is not a business day, the payment of the interest payable on that date will be made on the next day that is a business day, without any interest or other payment in respect of the delay, with the same force and effect as if made on the scheduled payment date. If the maturity date of the Fixed Rate Notes falls on a day that is not a business day, the payment of interest and principal shall be made on the next succeeding business day, and no interest will accrue after such maturity date.
Floating Rate Notes
Interest Payment Dates and Record Dates
We will pay interest on the Floating Rate Notes quarterly in arrears on March 4, June 4, September 4 and December 4 of each year, commencing on June 4, 2024 (each, a “Floating Rate Interest Payment Date”), and on the maturity date.
The interest rate on the Floating Rate Notes for each interest period will be equal to Compounded SOFR (as defined herein) plus a margin of 96 basis points (0.960%).
As further described herein, on each Interest Payment Determination Date relating to the applicable Floating Rate Interest Payment Date, the calculation agent will calculate the amount of accrued interest payable on the Floating Rate Notes for the relevant interest period by multiplying (i) the outstanding principal amount of the Floating Rate Notes by (ii) the product of (a) the interest rate for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in the related Observation Period divided by 360. In no event will the interest on the Floating Rate Notes be less than zero.
The term “interest period,” with respect to the Floating Rate Notes, means the period commencing on any Floating Rate Interest Payment Date for the Floating Rate Notes (or, with respect to the initial interest period, commencing on March 4, 2024) to, but excluding, the next succeeding Floating Rate Interest Payment Date for the Floating Rate Notes, and in the case of the last such period, from and including the Floating Rate Interest Payment Date immediately preceding the maturity date to but excluding the maturity date.
The interest payable on the Floating Rate Notes on any Floating Rate Interest Payment Date will be paid to the person in whose name the Floating Rate Notes are registered at the close of business on the fifteenth calendar day, whether or not a business day, immediately preceding the applicable Floating Rate Interest Payment Date. Interest that we pay on the maturity date of the Floating Rate Notes will be paid to the person to whom the principal will be payable.
Interest on the Floating Rate Notes will be computed on the basis of a 360-day year and the actual number of days in the Observation Period. If any Floating Rate Interest Payment Date falls on a day that is not a business day, such Floating Rate Interest Payment Date will be postponed to the next succeeding business day unless that business day is in the next succeeding calendar month, in which case (other than in the case of a maturity date) such Floating Rate Interest Payment Date will be the immediately preceding business day. If a maturity date for the Floating Rate Notes falls on a day that is not a business day, the payment due on such date will be postponed to the next succeeding business day, and no further interest will accrue in respect of such postponement.
Secured Overnight Financing Rate and the SOFR Index
SOFR is published by the Federal Reserve Bank of New York and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities.
The SOFR Index is published by the Federal Reserve Bank of New York and measures the cumulative impact of compounding SOFR on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of SOFR. The SOFR Index value reflects the effect of compounding SOFR each business day and allows the calculation of compounded SOFR averages over custom time periods.
The Federal Reserve Bank of New York notes on its publication page for the SOFR Index that use of the SOFR Index is subject to important limitations, indemnification obligations and disclaimers, including that the Federal Reserve Bank of New York may alter the methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time without notice.
Compounded SOFR
“Compounded SOFR” will be determined by the calculation agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):
where:
“SOFR IndexStart” = For periods other than the initial interest period, the SOFR Index value on the preceding Interest Payment Determination Date, and, for the initial interest period, the SOFR Index value on March 4, 2024;
“SOFR IndexEnd” = The SOFR Index value on the Interest Payment Determination Date relating to the applicable Floating Rate Interest Payment Date (or, in the final interest period, relating to the maturity date); and
“dc” is the number of calendar days in the relevant Observation Period.
For purposes of determining Compounded SOFR:
“Interest Payment Determination Date” means the date that is two U.S. Government Securities Business Days before each Floating Rate Interest Payment Date (or, in the final interest period, before the maturity date).
“Observation Period” means, in respect of each interest period, the period from, and including, the date that is two U.S. Government Securities Business Days preceding the first date in such interest period to, but excluding, the date that is two U.S. Government Securities Business Days preceding the Floating Rate Interest Payment Date for such interest period (or in the final interest period, preceding the maturity date).
“SOFR Index” means, with respect to any U.S. Government Securities Business Day:
(1)
the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”), provided that:

(2)
if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event and its related Benchmark

Replacement Date have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable Provisions” described below; or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of Benchmark Transition Event” provisions described below.
“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source.
“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.
Notwithstanding anything to the contrary in the documentation relating to the Floating Rate Notes, if we or our designee determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below under “— Effect of Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the Floating Rate Notes.
For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each interest period on the Floating Rate Notes will be an annual rate equal to the sum of the Benchmark Replacement (as defined below) and the applicable margin.
SOFR Index Unavailable Provisions
If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily SOFR (“SOFRi”) does not so appear for any day “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.
Effect of Benchmark Transition Event
(a)   Benchmark Replacement.   If we or our designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time (as defined below) in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Floating Rate Notes in respect of such determination on such date and all determinations on all subsequent dates.
(b)   Benchmark Replacement Conforming Changes.   In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

(c)   Decisions and Determinations.   Any determination, decision or election that may be made by us or our designee pursuant to the benchmark replacement provisions described herein, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:
•
will be conclusive and binding absent manifest error;

•
if made by us, will be made in our sole discretion;

•
if made by our designee, will be made after consultation with us, and such designee will not make any such determination, decision or election to which we object; and

•
notwithstanding anything to the contrary in this prospectus supplement and accompanying prospectus relating to the Floating Rate Notes, shall become effective without consent from the holders of the Floating Rate Notes or any other party.

Any determination, decision or election pursuant to the benchmark replacement provisions shall be made by us or our designee on the basis as described above, and in no event shall the calculation agent be responsible for making any such determination, decision or election.
Certain Defined Terms
As used herein:
“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if we or our designee determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:
(1)
the sum of : (a) an alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)
the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)
the sum of: (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:
(1)
the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)
if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)
the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of interest period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that we or our designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decides that adoption of any portion of such market practice is not administratively feasible or if we or our designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determines is reasonably practicable).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):
(1)
in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)
in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):
(1)
a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2006 ISDA Definitions published by ISDA or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, as such time is defined above, and (2) if the

Benchmark is not Compounded SOFR, the time determined by us or our designee after giving effect to the Benchmark Replacement Conforming Changes.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
The interest rate and amount of interest to be paid on the Floating Rate Notes for each interest period will be determined by the calculation agent. HSBC Bank USA, National Association will initially act as our calculation agent for the Floating Rate Notes; however, we may change the calculation agent at any time, and HSBC Bank USA, National Association may resign as calculation agent at any time, in each case, upon ninety (90) days’ written notice to the other party. The calculation agent will, upon the request of any holder of the Floating Rate Notes, provide the interest rate then in effect with respect to the Floating Rate Notes. All calculations and determinations made by the calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on us and the holders of the Floating Rate Notes. So long as Compounded SOFR is required to be determined with respect to the Floating Rate Notes, there will at all times be a calculation agent. In the event that any then acting calculation agent shall be unable or unwilling to act, or that such calculation agent shall fail to duly establish Compounded SOFR for any interest period, or we propose to remove such calculation agent, we shall appoint another calculation agent.
None of the trustee, the paying agent or the calculation agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or the SOFR Index, or to monitor, determine or verify whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or to determine whether any conditions to the designation of such a rate or index have been satisfied, or (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the business day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor benchmark. In connection with the foregoing, each of the trustee, the paying agent and the calculation agent shall be entitled to conclusively rely on any determinations made by us or our designee without independent investigation, and none will have any liability for actions taken at our direction in connection therewith.
None of the trustee, the paying agent or the calculation agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this prospectus supplement as a result of the unavailability of SOFR, the SOFR Index or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of this prospectus supplement and reasonably required for the performance of such duties. None of the trustee, the paying agent or the calculation agent shall be responsible or liable for our actions or omissions or for those of our designee, or for any failure or delay in the performance by us or our designee, nor shall any of the trustee, the paying agent or the calculation agent be under any obligation to oversee or monitor our performance or that of our designee.
No Mandatory Redemption or Sinking Fund
The Notes are not subject to mandatory redemption or repayment at the option of the holders at any time prior to maturity. The Notes are not subject to nor entitled to the benefit of any sinking fund.
We may at any time and from time to time purchase Notes in the open market or otherwise.
Defeasance and Discharge
The defeasance and discharge provisions of the Senior Indenture described under “Description of Debt Securities — Defeasance and Covenant Defeasance” in the accompanying prospectus will apply to the Fixed Rate Notes. These same provisions will not apply to the Floating Rate Notes.

Events of Default
The events of default with respect to Senior Debt Securities under the Senior Indenture described under “Description of Debt Securities — Senior Debt Securities — Events of Default” in the accompanying prospectus will apply to the Notes.
Form and Denomination
The Notes will be issued in book-entry only form. Upon issuance, the Notes will be represented by fully registered global notes (“Global Notes”). Each such Global Note will be deposited with, or on behalf of, The Depository Trust Company or any successor thereto (“DTC” or the “Depositary”), as Depositary, and registered in the name of Cede & Co. (DTC’s nominee). Investors may elect to hold interests in the Global Notes through either the Depositary (in the United States) or Clearstream Banking S.A. (“Clearstream”), or Euroclear Bank SA/NV (“Euroclear”), if they are participants in such systems, or indirectly through organizations which are participants in such systems. The Notes will be issued in registered form in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof. Definitive Notes will only be issued in the limited circumstances described under “Book-Entry Procedures” in the accompanying Prospectus.
Additional Notes
We may from time to time, without notice to or the consent of the registered holders of the Notes, create and issue additional Notes ranking equivalent to and having the same terms and conditions as any series of Notes offered by this prospectus supplement in all respects (or in all respects except for the issue date, offering price, the initial interest payment date (if applicable) and interest accrued prior to the issue date of the additional Notes) in order that such additional Notes may be consolidated and form a single series with the applicable series of Notes offered hereby, provided that such additional notes are fungible with the applicable series of Notes offered hereby for U.S. federal income tax purposes.
Trustee
The Trustee under the Indenture is Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association). On the date of this prospectus supplement, the Trustee has a designated corporate trust office at 1505 Energy Park Drive, St. Paul, Minnesota 55108. We and our banking subsidiaries maintain banking relationships with the Trustee in the ordinary course of business.
Paying Agent and Registrar
HSBC Bank USA, N.A. will act as paying agent and securities registrar for the Notes.
Calculation Agent
The calculation agent for the Floating Rate Notes will initially be HSBC Bank USA, N.A. We may appoint a successor calculation agent at our discretion.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
Prospective investors should refer to the section “U.S. Federal Income Tax Considerations Relating to Debt Securities” in the accompanying prospectus for a discussion on the material U.S. federal income tax consequences to a United States Holder and a Non-United States Holder (each, as defined therein).

UNDERWRITING (CONFLICTS OF INTEREST)
Subject to the terms and conditions of an underwriting agreement dated February 26, 2024, we have agreed to sell to the underwriters named below, for whom HSBC Securities (USA) Inc. is acting as representative, and the underwriters have severally agreed to purchase from us the respective principal amount of Notes set forth opposite their names below.
Underwriters	Principal Amount of Fixed Rate Notes	Principal Amount of Floating Rate Notes
HSBC Securities (USA) Inc.	$820,000,000	$410,000,000
AmeriVet Securities, Inc.	$10,000,000	$5,000,000
Apto Partners, LLC	$10,000,000	$5,000,000
Blaylock Van, LLC	$10,000,000	$5,000,000
BofA Securities, Inc.	$10,000,000	$5,000,000
Cabrera Capital Markets LLC.	$10,000,000	$5,000,000
CastleOak Securities, L.P.	$10,000,000	$5,000,000
CAVU Securities, L.P.	$10,000,000	$5,000,000
Citigroup Global Markets Inc.	$10,000,000	$5,000,000
Great Pacific Securities	$10,000,000	$5,000,000
Guzman & Company	$10,000,000	$5,000,000
Independence Point Securities LLC	$10,000,000	$5,000,000
Loop Capital Markets LLC	$10,000,000	$5,000,000
Mischler Financial Group, Inc.	$10,000,000	$5,000,000
Multi-Bank Securities, Inc.	$10,000,000	$5,000,000
Roberts & Ryan, Inc.	$10,000,000	$5,000,000
Stern Brothers & Co.	$10,000,000	$5,000,000
Telsey Advisory Group LLC	$10,000,000	$5,000,000
Tigress Financial Partners, LLC	$10,000,000	$5,000,000
Total	$1,000,000,000	$500,000,000
The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Notes are subject to, among other things, the approval of certain legal matters by their counsel and certain other customary conditions. The underwriters are obligated to purchase all of the Notes offered by us if they purchase any of the Notes. The underwriting agreement also provides that if any underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
The Notes are offered for sale in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers.
The underwriters initially propose to offer the Notes directly to the public at the public offering prices that appear on the cover page of this prospectus supplement and to certain dealers at those prices less a selling concession not in excess of 0.150% of the principal amount per Fixed Rate Note and not in excess of 0.150% of the principal amount per Floating Rate Note. Any underwriter may allow, and such dealers may reallow, a selling concession not in excess of 0.100% of the principal amount per Fixed Rate Note and not in excess of 0.100% of the principal amount per Floating Rate Note, to certain other brokers or dealers. After the initial offering of the Notes to the public, the underwriters may vary the offering prices and other selling terms of the Notes from time to time. Sales of Notes made outside of the United States may be made by affiliates of the underwriters.

Certain of the underwriters may not be U.S. registered broker-dealers and accordingly will not effect any offers or sales of any Notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by applicable securities laws and the regulations of FINRA.
We estimate that our total expenses for this offering, excluding the underwriting discounts, will be approximately $3.2 million.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The Notes are new issues of securities with no established trading market. The Notes will not be listed on any securities exchange or on any automated dealer quotation system. We have been advised by the underwriters that certain of the underwriters intend to make a market in each series of Notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any series of Notes or that an active public market for any series of Notes will develop.
In connection with the offering, the underwriters may engage in overallotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Notes. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discounts received by it because the underwriters have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
Any of these activities may have the effect of preventing or retarding a decline on the market price of the Notes. They may also cause the prices of the Notes to be higher than the prices that would otherwise exist in the open market in the absence of these transactions. If the underwriters engage in any of these transactions, they may discontinue any of them at any time, without notice. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
We will use this prospectus supplement and the accompanying prospectus in the initial sale of the Notes. In addition, HSBC Securities (USA) Inc., or other affiliates of HSBC USA Inc., may use this prospectus supplement and the accompanying prospectus in market-making transactions with respect to any of the Notes after their initial sale. Unless the underwriters or we inform you otherwise in the confirmation of sale, this prospectus supplement and the accompanying prospectus are being used in any market-making transaction with respect to the Notes.
Conflicts of Interest
One of the underwriters, HSBC Securities (USA) Inc., is our affiliate. HSBC Securities (USA) Inc. is a U.S. broker-dealer subsidiary of HSBC and is a member firm of FINRA. Because HSBC Securities (USA) Inc. is an affiliate of the Company and is participating in the distribution of the Notes in this offering as an underwriter, HSBC Securities (USA) Inc. has a “conflict of interest” as defined in Rule 5121 of FINRA (“FINRA Rule 5121”). Rule 5121 provides that no FINRA member firm that has a conflict of interest under Rule 5121 may make sales in an offering to any discretionary account without the prior approval of the customer. Accordingly, offerings of the Notes in which HSBC Securities (USA) Inc. participates will comply with the requirements of FINRA Rule 5121 addressing conflicts of interest and a FINRA member firm’s participation in the distribution of securities of an affiliate. In accordance with FINRA Rule 5121, HSBC

Securities (USA) Inc. will not confirm sales of the Notes to any accounts over which it exercises discretionary authority without the prior written approval of the customer.
HSBC Securities (USA) Inc. may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the Notes in the secondary market. HSBC Securities (USA) Inc. may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may have engaged in, and may in the future engage in, commercial and investment banking, various financial advisory services and other commercial dealings in the ordinary course of business with us. They have received, and may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. These investments and securities activities may involve securities and/or instruments of HSBC USA or its affiliates. These underwriters or their affiliates that have a lending relationship with HSBC USA routinely hedge their credit exposure to HSBC USA consistent with their customary risk management policies. Typically, these parties would hedge such exposure to HSBC USA by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in HSBC USA’s securities, including potentially the Notes offered hereby. Any such short positions could adversely affect future trading prices of the Notes offered hereby. These underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Settlement
We expect that delivery of the Notes will be made against payment therefor on or about March 4, 2024, which will be the fifth business day following the date of pricing of the Notes (such settlement cycle being referred to herein as “T+5”). Since trades in the secondary market generally settle in two business days, purchasers who wish to trade the Notes on any date prior to two business days before delivery will be required, by virtue of the fact that the Notes initially will settle in T+5 , to specify an alternative settlement cycle at the time of such trade to prevent a failed settlement. Purchasers of Notes who wish to trade those Notes prior to the second business day before the delivery of the Notes should consult their own advisor.
Selling Restrictions
Compliance with non-U.S. Laws and Regulations
The underwriters have severally represented and agreed that they have not offered, sold or delivered and will not offer, sell or deliver any of the Notes directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus or any other offering material relating to the Notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on the Company except as set forth in the underwriting agreement.
European Economic Area
Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the European Economic Area (the “EEA”). For these purposes, (A) the expression “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance

Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”) and (B) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes in the EEA. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
United Kingdom
Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the United Kingdom (the “UK”). For these purposes, (A) the expression “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended) as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”) and (B) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended) as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of Notes in the UK. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.
This prospectus supplement and the accompanying prospectus and any other material in relation to the Notes is only being distributed to, and is directed only at, persons in the United Kingdom who are “qualified investors” (as defined in the UK Prospectus Regulation) who are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) high net worth entities or other persons falling within Articles 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “Relevant Persons”. In the UK, the Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, Relevant Persons. This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement and the accompanying prospectus or their contents.
In addition, each underwriter, severally and not jointly, has represented and agreed, and each further underwriter will be required to represent and agree, that:

(a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of FSMA does not apply to the issuer; and
(b)   it has complied and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.
Hong Kong
The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Italy
The Notes should not be offered or sold into Italy.
Japan
The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (as amended, the “FIEL”). The Notes may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of any resident of Japan or Japanese corporation, except in accordance with the provisions of, or pursuant to an exemption in accordance with the provisions of, or pursuant to an exemption available under, the applicable laws and regulations of Japan including the FIEL. For the purpose hereof, “resident of Japan” means an individual whose address is in Japan, and “Japanese corporation” means a legal entity organized under the laws of Japan.
Singapore
This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the Securities and Futures Act 2001 of Singapore (the “SFA”), under Section 274 of the SFA, or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.
Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Korea
The Notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea, as amended. Accordingly, the

Notes may not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as such term is defined under the Foreign Exchange Transaction Act of Korea and the decree and regulations thereunder) or to others for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea, except as otherwise permitted under applicable Korean laws and regulations. In addition, during the first year after the issuance of the Notes, the Notes may not be transferred to any resident of Korea, except as otherwise permitted under applicable Korean laws and regulations. During the first year after the issuance of the Notes, if there is any acquirer of the Notes who was solicited to purchase the Notes in Korea, such acquirer is prohibited from transferring any of the Notes to another person in any way other than as a whole to one transferee.
Switzerland
The offering of the Notes in Switzerland is exempt from the prospectus requirement under the Swiss Financial Services Act (“FinSA”) because the Notes have a minimum denomination of CHF 100,000 (or equivalent in another currency) or more. This prospectus supplement does not constitute a prospectus as such term is understood pursuant to the FinSA, and no such prospectus has been or will be prepared for or in connection with the offering of the Notes.
Dubai International Financial Centre
This document relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The Notes which are the subject of the offering contemplated by this prospectus supplement may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this document you should consult an authorized financial adviser.
Canada
The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL OPINIONS
Certain legal matters with respect to the validity of the Notes will be passed upon for HSBC USA by Mayer Brown LLP, New York, New York. Certain legal matters under Maryland law will be passed upon for HSBC USA by DLA Piper LLP (US). Certain legal matters will be passed upon for the underwriters by Cravath, Swaine & Moore LLP, New York, New York.
EXPERTS
The financial statements of HSBC USA incorporated in this prospectus supplement and the accompanying prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS
HSBC USA Inc.
Debt Securities
Preferred Stock
Depositary Shares
Warrants
Purchase Contracts
and
Units

HSBC USA Inc. from time to time may offer to sell debt securities, preferred stock, either separately or represented by depositary shares, warrants, purchase contracts and units.
HSBC USA Inc. will provide specific terms of the securities that it may offer at any time in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

Investing in the securities involves certain risks. See “Risk Factors” on Page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.
HSBC USA Inc. may use this prospectus in connection with the initial sale of these securities. In addition, HSBC Securities (USA) Inc., or other affiliates of HSBC USA Inc., may use this prospectus in market-making transactions in these or similar securities after the initial sale.
UNLESS HSBC USA INC. OR ITS AGENT INFORMS THE PURCHASER OTHERWISE IN THE CONFIRMATION OF SALE, THIS PROSPECTUS IS BEING USED IN A MARKET-MAKING TRANSACTION.
The date of this prospectus is February 21, 2024

HSBC USA Inc. has not authorized anyone to provide you with information different from that contained in this prospectus, any prospectus supplement (including any pricing supplement, a “Prospectus Supplement”) or any related free writing prospectus. We have not authorized anyone else to provide you with different or additional information. We are responsible for the information contained and incorporated by reference in this prospectus, any Prospectus Supplement and any applicable free writing prospectus prepared by us or on our behalf. You should not assume that the information in this prospectus, any Prospectus Supplement or any free writing prospectus is accurate as of any date other than the date on the front of such document.
This prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.
All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this process, we may sell the securities described in this prospectus or any combination thereof, in one or more initial offerings.
This prospectus may also be used in market-making transactions, as described under the heading “PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST).” This prospectus provides you with a general description of the securities that we may offer. Each time we offer to sell securities, we will provide one or more Prospectus Supplements that will contain specific information about the terms of that offering. Such Prospectus Supplements may also add to, update, or change information contained in this prospectus. If the information in this prospectus differs from information contained in any Prospectus Supplement, you should rely on the information in the Prospectus Supplement. You should read both this prospectus and any Prospectus Supplement together with the additional information described under the heading “WHERE YOU CAN FIND MORE INFORMATION.” In this prospectus, “us,” “we,” “our,” and “HSBC USA” refer to HSBC USA Inc. and “HSBC Bank” refers to HSBC Bank USA, National Association.

RISK FACTORS
Investing in the securities involves risk. Please see the “Risk Factors” section in our most recent Annual Report on Form 10-K, and in each of our subsequent Quarterly Reports on Form 10-Q, all of which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus, including information contained in our filings with the SEC after the date of this prospectus. The Prospectus Supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that Prospectus Supplement.

WHERE YOU CAN FIND MORE INFORMATION
HSBC USA files annual, quarterly and current reports and other information with the SEC. The SEC filings are available to the public on the SEC’s Internet site at http://www.sec.gov. This website URL is an inactive textual reference only.
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC later will automatically update and supersede this information. We incorporate by reference the HSBC USA documents listed below and any future filings made by HSBC USA with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act, until we sell all of the securities:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2023; and

•
Solely with regard to the securities covered by this prospectus that were initially offered and sold under previously filed registration statements of HSBC USA and that from time to time may be reoffered and resold in market-making transactions under this prospectus, the information in the Prospectus Supplements relating to those securities that were previously filed by HSBC USA in connection with their initial offer and sale (except to the extent that any such information has been modified or superseded by other information included or incorporated by reference in this prospectus).

You may request a copy of these filings, at no cost, by writing or telephoning us at: HSBC USA Inc., 452 Fifth Avenue, New York, New York 10018, Attention: Corporate Secretary, Telephone: (212) 525-5000. These filings are also available on the website HSBC USA maintains at www.us.hsbc.com. This website URL is an inactive textual reference only. Information on that website does not constitute a part of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
The following documents relating to our securities contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995:
•
this prospectus;

•
any Prospectus Supplement; and

•
the documents incorporated by reference in this prospectus and any Prospectus Supplement.

In addition, we may make or approve certain statements in future filings with the SEC, in press releases, or oral or written presentations by representatives of HSBC USA that are not statements of historical fact and may also constitute forward-looking statements. Words such as “may,” “will,” “should,” “would,” “could,” “appears,” “believe,” “intends,” “expects,” “estimates,” “targeted,” “plans,” “anticipates,” “goal,” and similar expressions are intended to identify forward-looking statements but should not be considered as the only means through which these statements may be made. These matters or statements will relate to our future operations, strategy, financial condition, economic forecast, results of operations, plans, objectives, performance or business developments and will involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from that which was expressed or implied by such forward-looking statements.
All forward-looking statements are, by their nature, subject to risks and uncertainties, many of which are beyond our control. Our actual future results may differ materially from those set forth in our forward-looking statements. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those in the forward-looking statements:
•
our ability to effectively implement and deliver on our business strategies, and the effect implementation of our business strategy may have on our financial results, operations and relationships with our customers, regulators, employees and other stakeholders;

•
uncertainty concerning the future market and economic conditions in the United States and abroad, including but not limited to, changes in interest rates, energy prices, inflation, supply chain issues, a decline in housing prices, the availability of credit and liquidity, unemployment levels, turmoil in the financial markets and related efforts of government agencies to stabilize the financial system, changes in consumer confidence and consumer spending and behavior, consumer perception as to the continuing availability of credit and price competition in the market segments we serve and the consequences of unexpected geopolitical events, such as trade disputes;

•
compliance with the Chinese National Security Law and the Hong Kong Autonomy Act, which may impact, among other things, individuals or entities with which we are able to conduct business;

•
changes in laws and regulatory requirements;

•
the potential impact of any legal, regulatory or policy changes affecting financial institutions and the global economy as a result of the new administration;

•
the ability to deliver on our regulatory priorities;

•
capital and liquidity requirements under Basel guidance, the Federal Reserve Board’s (“FRB”) Comprehensive Capital Analysis and Review program, and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 stress testing, including the U.S. FRB requirements for U.S. global systemically important banks (“G-SIBs”) and U.S. intermediate holding companies owned by non-U.S. G-SIBs to issue total loss-absorbing capacity instruments;

•
regulatory requirements in the U.S. and in non-U.S. jurisdictions to facilitate the future orderly resolution of large financial institutions;

•
changes in central banks’ policies with respect to the provision or removal of liquidity support to financial markets;

•
the ability of HSBC Holdings plc (“HSBC”) and HSBC Bank to fulfill the requirements imposed by a consent order or guidance from regulators generally;

•
the use of us, or our affiliates, as a conduit for illegal activities without our knowledge by third parties;

•
the ability to successfully manage our risks;

•
the financial condition of our clients and counterparties and our ability to manage counterparty risk;

•
concentrations of credit and market risk;

•
increases in our allowance for credit losses and changes in our assessment of our loan portfolios;

•
the ability to successfully implement changes to our operational practices as needed and/or required from time to time;

•
damage to our reputation;

•
the ability to attract or retain key employees, including foreign workers, and customers;

•
the effects of competition in the markets where we operate including increased competition from non-bank financial services companies, including securities firms;

•
the effects of operational risks that are inherent in banking operations, including fraudulent and other criminal activities, breakdowns in processes or procedures and systems failure or non-availability;

•
disruption in our and our third-party providers’ and partners’ operations resulting from technology failures, cyberattacks, and inadequate data management and consumer privacy protections;

•
the ability of third-party service providers and partners to provide adequate services;

•
risks associated with Environmental, Social and Governance matters such as climate change and human rights issues;

•
losses suffered due to the negligence, fraud or misconduct of our employees or the negligence, fraud or misconduct on the part of third parties;

•
a failure in our internal controls;

•
our ability to meet our funding requirements;

•
adverse changes to our credit ratings;

•
financial difficulties or credit downgrades of mortgage bond insurers;

•
changes in Financial Accounting Standards Board and International Accounting Standards Board accounting standards and their interpretation;

•
heightened regulatory and government enforcement scrutiny of financial institutions, including in connection with product governance and sales practices, account opening and closing procedures, customer and employee complaints and sales compensation structures related to such practices;

•
possible negative impact of regulatory investigations and legal proceedings related to alleged foreign exchange manipulation;

•
heightened regulatory and government enforcement scrutiny of financial markets, with a particular focus on traded asset classes, including foreign exchange;

•
the possibility of incorrect assumptions or estimates in our financial statements, including reserves related to litigation, deferred tax assets and the fair value of certain assets and liabilities;

•
model limitations or failure;

•
the possibility of incorrect interpretations, application of or changes in tax laws to which we and our clients are subject;

•
unexpected and/or increased expenses relating to, among other things, litigation and regulatory matters, remediation efforts, penalties and fines; and

•
the other risk factors and uncertainties described under “Risk Factors” in our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, or any Prospectus Supplement.

Forward-looking statements are based on our current views and assumptions and speak only as of the date they are made. We undertake no obligation to update any forward-looking statement to reflect subsequent circumstances or events. You should, however, consider any additional disclosures of a forward-looking nature that arise after the date hereof as may be discussed in any of our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or Prospectus Supplements.

HSBC USA INC.
HSBC USA, a Maryland corporation, is a New York State-based bank holding company registered under the Bank Holding Company Act of 1956, as amended (the “BHCA”). HSBC USA was incorporated under the laws of the State of Maryland in 1973 as Republic New York Corporation, was acquired through a series of transactions by HSBC and changed its name to “HSBC USA Inc.” in December 1999. The address of HSBC USA’s principal executive office is 452 Fifth Avenue, New York, New York 10018 (telephone 212-525-5000).
HSBC USA is a wholly-owned subsidiary of HSBC North America Holdings Inc. (“HSBC North America”), which is an indirect wholly-owned subsidiary of HSBC. HSBC, headquartered in London, England, is one of the largest banking and financial services organizations in the world. HSBC’s ordinary shares are admitted to trading on the London Stock Exchange and are listed on The Stock Exchange of Hong Kong and the Bermuda Stock Exchange, and its American depositary shares are listed on the New York Stock Exchange.
HSBC Bank is a national banking association and HSBC USA’s principal U.S. banking subsidiary. Through HSBC Bank, we offer our customers a wide range of commercial and consumer banking products and related financial services. HSBC Bank is also an international dealer in derivative instruments denominated in U.S. dollars and other currencies, focusing on structuring transactions to meet clients’ needs.

USE OF PROCEEDS
Unless stated otherwise in the applicable Prospectus Supplement, HSBC USA will use the net proceeds from initial sales of the securities for general corporate purposes, which may include one or more of the following: investments in and extensions of credit to our subsidiaries, including our principal subsidiary, HSBC Bank; financing future acquisitions of financial institutions, as well as banking and other assets; and the redemption of certain of our outstanding securities. Pending such use, the net proceeds may be invested temporarily in short-term obligations.

DESCRIPTION OF DEBT SECURITIES
HSBC USA may offer, from time to time, one or more series of unsecured senior notes (“Debt Securities”). The following description of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which these general provisions may apply to such Debt Securities will be described in the Prospectus Supplement relating to such Debt Securities.
General
HSBC USA will issue Debt Securities constituting either senior debt (the “Senior Debt Securities”) or subordinated debt (the “Subordinated Debt Securities”). Senior Debt Securities will be issued under a senior debt indenture (each, a “Senior Indenture”). Subordinated Debt Securities will be issued under a subordinated debt indenture (each, a “Subordinated Indenture”). The indenture trustee under the Senior Indenture will be Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), or such other entity as is specified in the applicable Prospectus Supplement. The indenture trustee under the Subordinated Indenture will be Deutsche Bank Trust Company Americas or such other entity as is specified in the applicable Prospectus Supplement. We refer to the Senior Indenture and the Subordinated Indenture individually as an “Indenture” and collectively as the “Indentures.” HSBC USA has appointed HSBC Bank to act as paying agent under each Indenture.
The following summaries of certain provisions of the Indentures do not purport to be complete and these summaries are qualified in their entirety by reference to all of the provisions of the applicable Indenture, including the definitions therein of certain terms. Unless otherwise specified, capitalized terms used in this summary have the meanings specified in the applicable Indenture.
The following briefly summarizes the material provisions of the Indentures and the Debt Securities, other than pricing and related terms disclosed in the applicable Prospectus Supplement. You should read the more detailed provisions of the applicable Indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of Debt Securities, which will be described in more detail in the applicable Prospectus Supplement. You can obtain a copy of the Indentures as described under the caption “WHERE YOU CAN FIND MORE INFORMATION.” So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the applicable Indenture or, if no indenture is specified, to sections in each of the Indentures. Wherever particular sections or defined terms of the applicable Indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statements in this prospectus are qualified by that reference.
Because we are a holding company, our rights and the rights of our creditors, including the holders of the Debt Securities, to participate in the assets of any subsidiary, including HSBC Bank, upon the subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against such subsidiary.
The Indentures do not limit the aggregate principal amount of Debt Securities that may be issued. HSBC USA may issue Debt Securities in series up to the aggregate principal amount that may be authorized from time to time without your consent. The Debt Securities will be the unsecured obligations of HSBC USA (Section 113). The Senior Debt Securities will rank on a parity with all of the other unsecured and unsubordinated indebtedness of HSBC USA. The Subordinated Debt Securities will be subordinate in right of payment, as described under “— Subordinated Debt Securities — Subordination.”
The Debt Securities may be issued in one or more series of Senior Debt Securities and/or one or more series of Subordinated Debt Securities. Holders should refer to the applicable Prospectus Supplement for the terms of the particular series of Debt Securities, including, where applicable (Section 301):
•
the title of the Debt Securities (which shall distinguish the offered Debt Securities from all other series of Debt Securities);

•
the limit, if any, on the aggregate principal amount of the Debt Securities that may be authenticated and delivered under the applicable Indenture (except for Debt Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Debt Securities of the same series pursuant to Sections 304, 305, 306, 1106 or 1308 of the applicable Indenture);
•
the dates on which or periods during which the Debt Securities will be issued, and the dates on, or the range of dates within, which the principal of (and premium, if any, on) the Debt Securities are or may be payable;

•
the rate or rates at which the Debt Securities will bear interest, if any, or the method by which the rate or rates will be determined, and the date or dates from which interest, if any, will accrue, the date or dates on which interest, if any, on the Debt Securities will be payable and, in the case of registered securities, the regular record dates for the interest payable on the interest payment dates or the method by which the date or dates will be determined;

•
if other than the designated office of the indenture trustee in New York City, the place or places where (i) payments on the Debt Securities will be payable, (ii) the Debt Securities may be surrendered for registration of transfer, (iii) the Debt Securities may be surrendered for exchange, and (iv) notices to or upon HSBC USA in respect of the Debt Securities and the applicable Indenture may be served;

•
the period or periods within which or the dates on which, the price or prices at which and the terms and conditions upon which the Debt Securities may be redeemed, if any, in whole or in part, at our option or otherwise;

•
if other than denominations of $1,000 and any integral multiples thereof, the denominations in which any Debt Securities will be issuable;

•
if other than the applicable indenture trustee, the identity of each security registrar and/or paying agent;

•
if other than the principal amount, the portion of the principal amount (or the method by which this portion will be determined) of the Debt Securities that will be payable if the maturity thereof is accelerated;

•
if other than in United States dollars, the currency in which the Debt Securities will be denominated or in which payment of the principal and premium, if any, or interest, if any, on the Debt Securities will be payable and any other terms concerning such payment;

•
any index, formula or other method (including a method based on changes in the prices or performance of particular securities, currencies, intangibles, goods, articles or commodities, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance), or a combination thereof, used to determine the amount of payments of principal of and premium, if any, and interest, if any, on the Debt Securities and the manner in which those amounts will be determined;

•
if the principal, premium, if any, or interest, if any, on the Debt Securities is to be payable in other than or in combination with cash, the securities, commodities, other property or combination thereof in which such principal, premium, if any, or interest, if any, is so payable, and the terms and conditions (including the manner of determining the value of any such securities, commodities, other property or any combination thereof) upon which such payment is to be made;

•
if the principal, premium, if any, or interest, if any, on Debt Securities of the series are to be payable, at the election of HSBC USA or a holder of Debt Securities, in a currency other than that in which the Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate between the currency in which the Debt Securities are denominated or payable without such election and the currency in which the Debt Securities are to be paid if such election is made;

•
if the principal, premium, if any, or interest, if any, on the Debt Securities are to be payable, at the election of HSBC USA or a holder of Debt Securities, in cash, securities, commodities, other property or a combination thereof (or the cash value thereof), the terms and conditions upon which such election may be made;

•
if, at the election of HSBC USA or a holder of Debt Securities, the Debt Securities are to be convertible into, or redeemable or exchangeable for, cash, securities, commodities, other property, or a combination thereof (or the cash value thereof), the terms and conditions upon which such election may be made and the time and the manner of determining such conversion, redemption or exchange;

•
any provisions relating to the extension of, maturity of, or the renewal of, the Debt Securities;

•
the terms on which the Debt Securities will be convertible into or exchangeable for or payable in cash, securities or other property;

•
if any payments are to be made at our election or otherwise in a currency other than that in which the Debt Securities are stated to be payable, the periods within which, and the terms upon which, such election may be made;

•
whether provisions relating to defeasance and covenant defeasance will be applicable to the Debt Securities;

•
any other provisions granting special rights to holders of the Debt Securities upon the occurrence of specified events;

•
any modifications, deletions or additions to the Events of Default (as described below) or HSBC USA’s covenants with respect to the Debt Securities;

•
whether the Debt Securities are issuable initially in global form and, if so (i) the initial depositary for the global Debt Securities and (ii) the terms and conditions upon which the global Debt Securities may be exchanged for the individual Debt Securities represented thereby;

•
the date as of which any temporary global Debt Security will be dated if other than the original issuance date of the first Debt Security of that series to be issued;

•
the person to whom any interest on any registered Debt Securities will be payable, if other than the registered holder, and the extent to which and the manner in which any interest payable on a temporary global Debt Security will be paid if other than as specified in the applicable Indenture;

•
the form and/or terms of certificates, documents or conditions, if any, for Debt Securities to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Debt Security of such series); and

•
any other terms, conditions, rights and preferences (or limitations on these rights or preferences) relating to the Debt Securities (which terms may not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or with the provisions of the applicable Indenture).

If the amount of payments of principal of and premium, if any, or interest, if any, on the Debt Securities is determined with reference to any type of index or formula or changes in prices or performance of particular securities, currencies, intangibles, goods, articles or commodities or any other financial, economic or other measure or instrument (including the occurrence or non-occurrence of any event or circumstance), the federal income tax consequences, specific terms and other information with respect to the Debt Securities and the related index or formula, securities, currencies, intangibles, goods, articles or commodities will be described in the applicable Prospectus Supplement.
We may sell Debt Securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. These are referred to as discount securities. Federal income tax consequences and other special considerations applicable to discount securities will be described in the applicable Prospectus Supplement.
Registration and Transfer
Unless otherwise provided in the applicable Prospectus Supplement, we will issue each series of Debt Securities only in registered form, which we refer to as registered securities. Unless otherwise provided in the applicable Prospectus Supplement, HSBC Bank will serve as the initial security registrar. Unless otherwise provided in the applicable Prospectus Supplement, registered securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by us or the securities registrar) or exchanged for other Debt Securities of the same series at the corporate trust office of the indenture trustee in New York City. We shall make this transfer or exchange without service charge but may require payment of any tax or other governmental charge, as described in the applicable Indenture (Sections 301, 305, 1202).
Unless otherwise indicated in the applicable Prospectus Supplement, registered securities, other than registered securities issued in global form (which may be of any denomination), will be issued without coupons and in denominations of $1,000 or integral multiples thereof (Section 302).
As currently anticipated, Debt Securities of a series will be issued in book-entry form, and global notes will be issued in physical (paper) form, as described below under “BOOK-ENTRY PROCEDURES.” Unless otherwise indicated in the applicable Prospectus Supplement, Debt Securities denominated in United States dollars will be issued only in denominations of $1,000 and whole multiples of $1,000 (Section 302). The Prospectus Supplement relating to Debt Securities denominated in a foreign or composite currency will specify the denomination of the Debt Securities.
Payment and Paying Agents
Unless otherwise indicated in the applicable Prospectus Supplement, we will pay the principal of, premium, if any, and interest, if any, on the Debt Securities at the corporate trust office of the indenture trustee in New York City or at the corporate offices of HSBC Bank, in New York City, except that, at our option, we may pay interest by mailing a check to the address of the person entitled thereto as the address appears in the security register. (Sections 301, 307, 1202).
Consolidation, Merger and Sale of Assets
Under each Indenture, we may consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person without the consent of the holders of any of the Debt Securities outstanding under the applicable Indenture, provided that:
(a)
the successor is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

(b)
the successor corporation expressly assumes, by an indenture supplemental to the applicable Indenture, our obligation for the due and punctual payment of the principal of and premium, if any, and interest, if any, on all of the Debt Securities under the applicable Indenture and the performance of every covenant of the applicable Indenture on our part to be performed or observed;

(c)
after giving effect to the transaction, no Event of Default under the Senior Indenture and no Default under the Subordinated Indenture, and no event that, after notice or lapse of time, or both, would become an Event of Default or a Default, as the case may be, shall have happened and be continuing; and

(d)
certain other conditions are met (Section 1001).

Modification and Waiver
Each Indenture provides that we and the indenture trustee may modify or amend the Indenture with the consent of the holders of 66 2/3% in principal amount of the outstanding Debt Securities of each series affected by a particular modification or amendment; provided, however, that any modification or amendment may not, without the consent of the holder of each outstanding Debt Security affected thereby:
(a)
change the stated maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

(b)
reduce the principal amount of, or rate or amount of interest, if any, on, or any premium payable upon the redemption of any Debt Security;

(c)
reduce the amount of principal of any discount security that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount provable in bankruptcy;

(d)
adversely affect any right of repayment at the option of any holder of any Debt Security;

(e)
change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;

(f)
impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security on or after the stated maturity thereof (or, in the case of redemption or repayment at the option of the holder, on or after the redemption date or repayment date);

(g)
reduce the percentage of principal amount of outstanding Debt Securities of any series, the consent of whose holders is required for modification or amendment of the Indenture, or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults and their consequences; or

(h)
modify certain provisions of the Indenture except to increase the percentage of holders required to consent to amendment or modification thereof or to provide that certain other Indenture provisions cannot be modified or waived without the consent of the holder of each outstanding Debt Security affected thereby (Section 1102).

The holders of 66 2∕3% in principal amount of the outstanding Debt Securities of each series may, on behalf of all holders of Debt Securities of that series, waive, insofar as that series is concerned, compliance by us with certain terms, conditions and provisions of the Indenture
(Section 1205).   The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series may, on behalf of all holders of Debt Securities of that series, waive any past default under the applicable Indenture with respect to Debt Securities of that series and its consequences, except that a default in the payment of principal or premium, if any, or interest, if any, or in respect of a covenant or provision which under Article XI of the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debt Security of the affected series (Section 513).
Each Indenture provides that, in determining whether the holders of the requisite principal amount of the outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of holders for quorum purposes, and for making calculations required under Section 313 of the Trust Indenture Act, (a) the principal amount of a discount security that may be counted in making the determination or calculation and that will be deemed to be outstanding will be the amount of principal thereof that would be due and payable as of the time of the determination upon acceleration of the maturity thereof; and (b) the principal amount of any indexed Debt Security that may be counted in making the determination or calculation and that will be deemed outstanding for this purpose will be equal to the principal face amount of the indexed Debt Security at original issuance, unless otherwise provided with respect to such debt security (Section 101).
Defeasance and Covenant Defeasance
We may elect:
(a)
with respect to each Indenture, to defease and be discharged from our obligations with respect to any Debt Securities of or within a series (except the obligations to register the transfer of or exchange such Debt Securities; to replace temporary or mutilated, destroyed, lost or stolen Debt Securities; to maintain an office or agency in respect of such Debt Securities; and to hold moneys for payment in trust) (“defeasance”); or

(b)
with respect to the Senior Indenture, to be released from our obligations with respect to any Debt Securities of or within a series under Section 1001 of the Senior Indenture or, if provided pursuant to Section 301 of the Senior Indenture, our obligations with respect to any other covenant, and any omission to comply with these obligations will not constitute a default or an Event of Default under the Senior Indenture with respect to such Debt Securities (“covenant defeasance”);

in either case by:
•
depositing irrevocably with the indenture trustee as trust funds in trust (i) money in an amount, or (ii) U.S. Government Obligations in an amount which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one business day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii) sufficient to pay the principal of and premium, if any, and interest, if any, on such Debt Securities on the dates such installments of interest or principal and premium applicable to such Debt Securities are due; and

•
satisfying certain other conditions precedent specified in the Indenture. This deposit and termination is conditioned among other things upon our delivery of an opinion of legal counsel that the holders of such Debt Securities will have no U.S. federal income tax consequences as a result of the deposit and termination and an officers’ certificate that all conditions precedent to the defeasance have been met (Article XIV).

Defeasance of our obligations with respect to Subordinated Debt Securities is subject to the prior written approval of the Federal Reserve Board and the Prudential Regulation Authority of the U.K., which we refer to as the “Prudential Regulation Authority” (Subordinated Indenture, Section 1402).
If we exercise our covenant defeasance option with respect to any series of Senior Debt Securities and those Senior Debt Securities are declared due and payable because of the occurrence of any Event of Default other than with respect to a covenant as to which there has been covenant defeasance as described above, the money and U.S. Government Obligations on deposit with the indenture trustee will be sufficient to pay amounts due on the Senior Debt Securities at their stated maturity but may not be sufficient to pay amounts due on the Senior Debt Securities at the time of acceleration relating to the Event of Default. However, we would remain liable to make payment of the amounts due at the time of acceleration.
The applicable Prospectus Supplement may further describe the provisions, if any, permitting the defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within any particular series.
Regarding the Indenture Trustees
Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), the indenture trustee under the Senior Indenture, has a designated corporate trust office at 1505 Energy Park Drive, St. Paul, Minnesota 55108. Deutsche Bank Trust Company Americas, the indenture trustee under the Subordinated Indenture, has a designated corporate trust office at 60 Wall Street, 27th Floor, New York, New York 10005. We and our banking subsidiaries maintain banking relationships with both indenture trustees.
Senior Debt Securities
The Senior Debt Securities will be our direct unsecured obligations and will constitute Senior Indebtedness (as defined below under “— Subordinated Debt Securities — Subordination”) ranking on a parity with our other Senior Indebtedness.
Events of Default
The following will be Events of Default under the Senior Indenture with respect to Senior Debt Securities of any series:
(a)
failure to pay principal or premium, if any, on any Senior Debt Security of that series at maturity;

(b)
failure to pay any interest on any Senior Debt Security of that series when due and payable, which failure continues for 30 days;

(c)
failure to perform any of our covenants or warranties in the Senior Indenture (other than a covenant or warranty included in the Senior Indenture solely for the benefit of a series of Senior Debt Securities other than such series) or established in or pursuant to a board resolution or supplemental indenture, as the case may be, pursuant to which the Senior Debt Security of such series were issued, which failure continues for 60 days after written notice to us by the indenture trustee or to us and the indenture trustee by the holders of at least 25% in principal amount of the outstanding Senior Debt Securities of that series as provided in the Senior Indenture;
(d)
default under any bond, debenture, note, mortgage, indenture, other instrument or other evidence of indebtedness for money borrowed in an aggregate principal amount exceeding $5 million by us or HSBC Bank or our or HSBC Bank’s successors (including a default with respect to Senior Debt Securities of another series) under the terms of the instrument or instruments by or under which the indebtedness is evidenced, issued or secured, which default results in the acceleration of the indebtedness, if this acceleration is not rescinded or annulled, or the indebtedness is not discharged, within 10 days after written notice to us by the indenture trustee or to us and the indenture trustee by the holders of at least 25% in principal amount of the outstanding Senior Debt Securities of that series as provided in the Senior Indenture;

(e)
certain events in bankruptcy, insolvency or reorganization involving us or any substantial part of our property; and

(f)
any other Event of Default provided with respect to Senior Debt Securities of that series (Senior Indenture, Section 501).

If an Event of Default with respect to Senior Debt Securities of any series at the time outstanding occurs and is continuing, either the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding Senior Debt Securities of that series may declare the principal amount (or, if the securities of that series are discount securities or indexed securities, a portion of the principal amount of such Senior Debt Securities as may be specified in the terms thereof) of and all accrued but unpaid interest on all such Senior Debt Securities to be due and payable immediately, by a written notice to us (and to the indenture trustee, if given by holders), and upon such a declaration this principal amount (or specified amount) and interest shall become immediately due and payable. At any time after a declaration of acceleration with respect to Senior Debt Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding Senior Debt Securities of that series may, under certain circumstances, rescind and annul the declaration and its consequences, if all Events of Default have been cured, or if permitted, waived, and all payments due (other than those due as a result of acceleration) have been made or provided for (Senior Indenture, Section 502).
The Senior Indenture provides that, subject to the duty of the indenture trustee during an Event of Default to act with the required standard of care, the indenture trustee will be under no obligation to exercise any of its rights or powers under the Senior Indenture at the request or direction of any of the holders of Senior Debt Securities of any series, unless the relevant holders shall have offered to the indenture trustee reasonable indemnity or security against the costs, expenses and liabilities which may be incurred (Senior Indenture, Sections 601, 603). Subject to certain provisions, the holders of a majority in principal amount of the outstanding Senior Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee, with respect to the Senior Debt Securities of that series (Senior Indenture, Section 512).
We are required to deliver to the indenture trustee annually an officers’ certificate as to whether we are in default in the performance and observance of any of the terms, provisions and conditions of the Senior Indenture. We also are required to deliver written notice to the indenture trustee promptly after any of our officers has knowledge of the occurrence of any event that with the giving of notice or the lapse of time or both would constitute under the Senior Indenture the type of Event of Default described in clause (c) of the third paragraph above (Senior Indenture, Section 1204).
Subordinated Debt Securities
The Subordinated Debt Securities will be our direct, unsecured obligations. Our obligations pursuant to the Subordinated Debt Securities will be subordinate in right of payment to all Senior Indebtedness as defined below under “— Subordination.”

The maturity of the Subordinated Debt Securities will be subject to acceleration only in the event of certain events of bankruptcy or insolvency involving us or the receivership of HSBC Bank. See “— Events of Default; Defaults” below.
Subordination
Our obligation to make any payment on account of the principal of or premium, if any, and interest, if any, on the Subordinated Debt Securities will be subordinate and junior in right of payment to our obligations to the holders of our Senior Indebtedness to the extent described herein.
“Senior Indebtedness” is defined in the Subordinated Indenture to mean our “Indebtedness for Money Borrowed,” whether outstanding on the date of the Subordinated Indenture or thereafter created, assumed or incurred, except “Indebtedness Ranking on a Parity with the Debt Securities” or “Indebtedness Ranking Junior to the Debt Securities” and any deferrals, renewals or extensions of the Senior Indebtedness (Subordinated Indenture, Section 101). As of December 31, 2023, our Senior Indebtedness, as defined in the Subordinated Indenture, was approximately $20.956 billion.
“Indebtedness for Money Borrowed” is defined in the Subordinated Indenture as:
(a)
any obligation of ours, or any obligation guaranteed by us, for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments;

(b)
similar obligations arising from off-balance sheet guarantees and direct credit substitutes;

(c)
obligations associated with derivative products, such as interest-rate and foreign-exchange-rate contracts, commodity contracts and similar arrangements; and

(d)
any deferred obligations for the payment of the purchase price of property or assets (Subordinated Indenture, Section 101).

“Indebtedness Ranking on a Parity with the Debt Securities” is defined in the Subordinated Indenture to mean our Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks equally with and not prior to the Subordinated Debt Securities in the right of payment upon the happening of any event of the kind specified in the first sentence of the next paragraph (Subordinated Indenture, Section 101). As of December 31, 2023, Indebtedness Ranking on a Parity with the Debt Securities, as defined in the Subordinated Indenture, was approximately $0.223 billion.
“Indebtedness Ranking Junior to the Debt Securities” is defined in the Subordinated Indenture to mean any of our Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks junior to and not equally with or prior to the Subordinated Debt Securities (and any other Indebtedness Ranking on a Parity with the Subordinated Debt Securities) in right of payment upon the happening of any event of the kind specified in the first sentence of the next paragraph (Subordinated Indenture, Section 101). As of December 31, 2023, there was no Indebtedness Ranking Junior to the Debt Securities, as defined in the Subordinated Indenture.
In the case of any bankruptcy, insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or dissolution or winding up involving us, whether voluntary or involuntary, all of our obligations to holders of our Senior Indebtedness will be entitled to be paid in full before any payment can be made on account of the principal of, or premium, if any, or interest, if any, on the Subordinated Debt Securities of any series. In the event and during the continuation of any default in the payment of principal of, or premium, if any, or interest, if any, on, any Senior Indebtedness beyond any applicable grace period, or in the event that any event of default with respect to any Senior Indebtedness has occurred and is continuing, or would occur as a result of certain payments, permitting the holders of the relevant Senior Indebtedness (or a trustee on behalf of the holders thereof) to accelerate its maturity, then, unless and until we cure the default or event of default or the default or event of default is waived or ceases to exist, we will not make any payment of the principal of, or premium, if any, or interest, if any, on the Subordinated Debt Securities, or in respect of any redemption, exchange, retirement, purchase or other acquisition of any of the Subordinated Debt Securities (Subordinated Indenture, Sections 1501, 1503).
As of December 31, 2023, our Subordinated Debt Securities totaled approximately $0.223 billion.
Any Prospectus Supplement relating to an issuance of Subordinated Debt Securities will set forth (as of the most recent practicable date) the aggregate amount of outstanding Senior Indebtedness and any limitation on the issuance of additional Senior Indebtedness.
Holders of Subordinated Debt Securities, by their acceptance of the Subordinated Debt Securities, will be deemed to have irrevocably waived any rights they may have to counterclaim or set off amounts they owe to us against amounts owed to them by us under the Subordinated Indenture or to institute proceedings in respect of these amounts (Subordinated Indenture, Section 1501).
By reason of the above subordination in favor of the holders of our Senior Indebtedness, in the event of our bankruptcy or insolvency, holders of our Senior Indebtedness may receive more, ratably, and holders of the Subordinated Debt Securities having a claim pursuant to the Subordinated Debt Securities may receive less, ratably, than our other creditors.
Events of Default; Defaults
The only Events of Default under the Subordinated Indenture with respect to Subordinated Debt Securities of any series will be certain events in bankruptcy or insolvency involving us or the receivership of HSBC Bank (Subordinated Indenture, Section 501).
If an Event of Default with respect to Subordinated Debt Securities of any series at the time outstanding occurs and is continuing, the indenture trustee or the holders of at least 25% in principal amount of the outstanding Subordinated Debt Securities of that series may declare the principal amount of (or, if any of the Subordinated Debt Securities of that series are discount securities or indexed securities, the portion of the principal amount of the Subordinated Debt Securities as may be specified in the terms thereof) and all accrued but unpaid interest on all the Subordinated Debt Securities of that series to be due and payable immediately, by a written notice to us (and to the indenture trustee, if given by holders), and upon such a declaration the principal amount (or specified amount) and interest of that series shall become immediately due and payable (Subordinated Indenture, Section 502).
The foregoing provision would, in the event of the bankruptcy or insolvency involving us, be subject as to enforcement to the broad equity powers of a federal bankruptcy court and to the determination by that court of the nature and status of the payment claims of the holders of the Subordinated Debt Securities. At any time after a declaration of acceleration with respect to the Subordinated Debt Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding Subordinated Debt Securities of that series may, under certain circumstances, rescind and annul the acceleration but only if all Defaults have been remedied, or, if permitted, waived, and if certain other conditions have been satisfied (Subordinated Indenture, Sections 502, 513).
The following events will be Defaults under the Subordinated Indenture with respect to Subordinated Debt Securities of any series:
(a)
an Event of Default with respect to that series of Subordinated Debt Securities;

(b)
failure to pay principal of or premium, if any, on any Subordinated Debt Securities of that series at maturity, continued for seven days; and

(c)
failure to pay any interest, if any, on any Subordinated Debt Securities of that series when due and payable, continued for 30 days (Subordinated Indenture, Section 503).

If we do not pay any installment of interest on the Subordinated Debt Securities of any series on the applicable interest payment date or all or any part of principal thereof at the stated maturity with respect to the principal, the obligation to pay on the applicable interest payment date or stated maturity, as the case may be, shall be deferred until (i) in the case of a payment of interest, the date upon which a dividend is paid on any class of our share capital and (ii) in the case of a payment of principal, the first business day after the date that falls six months after the original stated maturity with respect to the principal. Failure by us to make such payment prior to the deferred interest payment date or stated maturity shall not constitute a default by us or otherwise allow any holder to sue us for payment or to take any other action. Each payment so deferred will accrue interest at the rate per annum shown on the front cover of the applicable Prospectus Supplement. Any payment so deferred shall not be treated as due for any purpose (including, without limitation, for the purposes of ascertaining whether or not a Default has occurred) until the deferred interest payment date or stated maturity, as the case may be. We may only defer any payment of interest or principal with respect to any issuance of Subordinated Debt Securities once (Subordinated Indenture, Section 503).
The maturity of the Subordinated Debt Securities will be subject to acceleration only in the event of certain events of bankruptcy or insolvency involving us or the receivership of HSBC Bank. There will be no right of acceleration of the payment of principal of the Subordinated Debt Securities of any series upon a default in the payment of principal of or premium, if any, or interest, if any, or a default in the performance of any covenant or agreement in the Subordinated Debt Securities or the Subordinated Indenture or any Default other than an Event of Default. If a Default with respect to the Subordinated Debt Securities of any series occurs and is continuing, the indenture trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of Subordinated Debt Securities of that series or the performance of any covenant or agreement in the Subordinated Indenture.
The Subordinated Indenture provides that, subject to the duty of the indenture trustee upon the occurrence of a Default to act with the required standard of care, the indenture trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request or direction of any of the holders of Subordinated Debt Securities of any series unless the same holders shall have offered to the indenture trustee reasonable indemnity or security against the costs, expenses and liabilities which may be incurred. (Subordinated Indenture, Sections 601, 603). Subject to certain provisions, the holders of a majority in principal amount of the outstanding Subordinated Debt Securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee, with respect to the Subordinated Debt Securities of that series (Subordinated Indenture, Section 512).
We are required to furnish to the indenture trustee annually an officers’ certificate as to the performance and observance by us of certain of the terms, provisions and conditions under the Subordinated Indenture and as to the absence of default (Subordinated Indenture, Section 1204).
Redemption
No redemption, defeasance or early repayment of amounts owed under the Subordinated Debt Securities, including purchases of capital notes by us or our subsidiaries or at the option of holders of Subordinated Debt Securities, may be made without the prior written consent of the Board of Governors of the Federal Reserve System and the Prudential Regulation Authority if required at such time (Subordinated Indenture, Section 1302). This consent by the Prudential Regulation Authority and the Federal Reserve Board will depend on the Prudential Regulation Authority and the Federal Reserve Board being satisfied that our capital is adequate and is likely to remain adequate. Ordinarily, the Federal Reserve Board would permit such a redemption if the Subordinated Debt Securities were redeemed with the proceeds of a sale of, or replaced with a like amount of, a similar or higher quality capital instrument and the bank holding company’s capital position is considered fully adequate.
Replacement Debt Securities
Unless otherwise provided for in the applicable Prospectus Supplement, if a Debt Security of any series is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office of the indenture trustee in the City and State of New York upon payment by the holder of expenses that we and the indenture trustee may incur in connection therewith and the furnishing of evidence and indemnity as we and the indenture trustee may require. Mutilated Debt Securities must be surrendered before new Debt Securities will be issued (Section 306).

Notices
Unless otherwise provided in the applicable Prospectus Supplement, any notice required to be given to a holder of a Debt Security of any series that is a registered security will be mailed to the last address of the holder set forth in the applicable security register, and any notice so mailed shall be deemed to have been received by the holder, whether or not the holder actually receives the notice (Section 105).
Governing Law
The Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF PREFERRED STOCK
The following description of the terms of the shares of preferred stock that we may offer sets forth certain general terms and provisions of the preferred stock to which any Prospectus Supplement may relate. The applicable Prospectus Supplement will specify certain other terms of any series of preferred stock and the terms of any related option, put or right of ours to require the holder of any other security to also acquire shares of preferred stock. If so specified in the applicable Prospectus Supplement, the terms of any series of preferred stock may differ from the terms set forth below. The description of the terms of the preferred stock set forth below and in any Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our charter, including the articles supplementary relating to the applicable series of preferred stock.
General
Our charter authorizes the issuance of 190,999,000 shares of capital stock, of which 40,999,000 shares are preferred stock, without par value, and 150,000,000 shares are common stock, par value $5.00 per share. Under our charter, our board of directors has the authority, without further stockholder action, to issue up to 40,999,000 shares of preferred stock without par value in one or more series and for a consideration that may be fixed from time to time by our board of directors. Each series of preferred stock will have the designations or titles; dividend rates; special or relative rights in the event of liquidation, distribution or sale of assets or dissolution or winding up involving us; any redemption or purchase account provisions; any conversion provisions; and any voting rights thereof, as are set forth in the articles supplementary for each of these series. The shares of any series of preferred stock will be, when issued, fully paid and non-assessable and holders thereof will have no preemptive rights in connection therewith. As of December 31, 2023, of the 40,999,000 authorized shares of preferred stock, 265 shares of 6.0% Non-Cumulative Preferred Stock, Series I (the “Series I Preferred Stock”) were issued and outstanding. As of December 31, 2023, 714 shares of our common stock were issued and outstanding. All outstanding shares of common stock and preferred stock are fully paid and non-assessable. As of December 31, 2023, we have 40,998,735 shares available for issuance as preferred stock.
The liquidation preference of any series of preferred stock is not necessarily indicative of the price at which shares of that series of preferred stock will actually trade at or after the time of their issuance. The market price of any series of preferred stock can be expected to fluctuate with changes in market and economic conditions, our financial condition and prospects and other factors that generally influence the market prices of securities.
Rank
Any series of the preferred stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank:
(i)
senior to all classes of our common stock and all other equity securities issued by us the terms of which specifically provide that such equity securities will rank junior to the preferred stock, which we refer to collectively as “Junior Securities;”

(ii)
on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities will rank on a parity with the preferred stock, which we refer to collectively as the “Parity Securities;” and

(iii)
junior to all equity securities issued by us, the terms of which specifically provide that such equity securities will rank senior to the preferred stock, which we refer to collectively as the “Senior Securities.” As used in any articles supplementary for these purposes, the term “equity securities” will not include debt securities convertible into or exchangeable for equity securities.

Dividends
Holders of each series of preferred stock will be entitled to receive, when, as and if declared by our board of directors, out of funds legally available, cash dividends or preferred stock dividends (of the same or a different series) at the rates and on the dates set forth in the applicable Prospectus Supplement. Dividends will be payable to holders of record of the preferred stock as they appear on our books on the record dates to be fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or non-cumulative.
We may not declare or pay full dividends or set apart funds for the payment of dividends on any Parity Securities unless we have already paid or set apart dividends for the payment on the preferred stock. If we have not paid full dividends on the preferred stock, the preferred stock will share in dividends pro rata with the Parity Securities. If dividends are cumulative, any accumulated unpaid dividends will not bear interest.
Redemption
A series of preferred stock may be redeemable at any time, in whole or in part, at our option or the option of the holder thereof upon terms and at the redemption prices set forth in the applicable Prospectus Supplement.
In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, the shares to be redeemed will be determined by lot or pro rata, as may be determined by our board of directors or by any other method determined to be equitable by our board of directors.
On and after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption and all rights of holders of these shares will terminate except for the right to receive the redemption price. If we redeem fewer than all the shares represented by a share certificate, then we will issue a new certificate representing the unredeemed shares without cost to the certificate holder.
Under current regulations, bank holding companies may not redeem shares of preferred stock that constitute Tier 1 capital for purposes of the Federal Reserve Board’s risk-based capital requirements without the prior approval of the Federal Reserve Board. Ordinarily, the Federal Reserve Board would permit such a redemption if (1) the shares are redeemed with the proceeds of a sale by the bank holding company of, or replaced by a like amount of, common stock or perpetual preferred stock and the bank holding company’s capital position is considered fully adequate or (2) the Federal Reserve Board determines that the bank holding company’s capital position after the redemption would clearly be adequate and that the bank holding company’s condition and circumstances warrant the reduction of a source of permanent capital.
Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution or winding up of HSBC USA, holders of each series of preferred stock that ranks senior to the Junior Securities will be entitled to receive out of the assets available for distribution to stockholders, before any distribution is made on any Junior Securities, distributions upon liquidation in the amount set forth in the applicable Prospectus Supplement, plus an amount equal to any accrued and unpaid dividends. If upon any voluntary or involuntary liquidation, dissolution or winding up of HSBC USA, the amounts payable with respect to the preferred stock of any series and any other Parity Securities are not paid in full, the holders of the preferred stock of the series and any Parity Securities will share ratably in the distribution of the assets available for distribution in proportion to the full liquidation preferences to which each is entitled. After payment of the full amount of the liquidation preference to which they are entitled, the holders of the series of preferred stock will not be entitled to any further participation in any distribution of HSBC USA’s assets. However, neither (i) the merger or consolidation of HSBC USA with or into one or more corporations pursuant to any statute that provides, in effect, that our stockholders will continue as stockholders of the continuing or combined corporation nor (ii) HSBC USA’s acquisition of assets or stock of another corporation will be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of HSBC USA.
Voting Rights
Except as indicated below or in the applicable Prospectus Supplement or as expressly required by applicable law, the holders of the preferred stock will have no voting rights.

Under regulations adopted by the Federal Reserve Board, if the holders of shares of any series of the preferred stock became entitled to vote for the election of directors, the series may then be deemed a “class of voting securities” and a holder of 25% or more of the series (or a holder of 5% or more if it otherwise exercises a “controlling influence” over us) may then be subject to regulation as a bank holding company in accordance with the BHCA. In addition, at the time the series is deemed a class of voting securities, (i) any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of the series, and (ii) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board under the Change in Bank Control Act to acquire or retain 10% or more of the series.
Outstanding Preferred Stock
6.0% Non-Cumulative Preferred Stock, Series I.   In May 2016, we issued 1,265 shares of 6.0% Non-Cumulative Series I Preferred Stock to HSBC North America, without par value (“Series I Preferred Stock”). Holders of shares of the Series I Preferred Stock, in preference to the holders of shares of the HSBC USA’s common stock, par value $5.00 per share, and to any other capital stock of HSBC USA ranking junior to the Series I Preferred Stock as to payment of dividends, are entitled to receive, when, as and if declared by the HSBC USA Board, their proportional interest in non-cumulative semi-annual cash dividends at an annual rate equal to 6.0%. All dividends on the Series I Preferred Stock have been paid to date. In the event of the liquidation, dissolution or winding up of HSBC USA, whether voluntary or involuntary, holders of the Series I Preferred Stock are entitled to receive their proportional interest in $1,000,000 per share of Series I Preferred Stock, plus an amount equal to any accrued and unpaid dividends for the then-current dividend period. The Series I Preferred Stock is redeemable, at the option of HSBC USA, in whole or in part, on or after May 31, 2021, but, only out of funds legally available therefor, by paying therefor in cash $1,000,000 per share plus an amount equal to any declared and unpaid dividends thereon, without accumulation of any undeclared dividends, to the date of redemption, but only after receipt of written approval from the Board of Governors of the Federal Reserve System for such redemption, and only to the extent HSBC USA may lawfully do so. During the fourth quarter of 2022, HSBC USA redeemed 1,000 shares of the Series I Preferred Stock at their stated value of $1,000,000 per share, resulting in a total cash payment of $1.0 billion to HSBC North America.
Depositary Shares
General.   We may, at our option, elect to issue fractional shares of preferred stock, rather than full shares of preferred stock. In the event such option is exercised, we may elect to have a depositary issue receipts for depositary shares, each receipt representing a fraction, to be set forth in the applicable Prospectus Supplement, of a share of a particular series of preferred stock, as described below.
The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company that we select, as depositary. The depositary must have its principal office in the United States and have a combined capital and surplus of at least $50,000,000.
Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of Preferred Shares represented by such depositary share, to all the rights and preferences of the preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of Preferred Shares in accordance with the terms of an offering of the preferred stock. Copies of the forms of deposit agreement and depositary receipt are filed as exhibits to the registration statement of which this prospectus is a part, and the following summary is qualified in its entirety by reference to such exhibits.
Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to, and with all the same rights of, the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.
Upon surrender of depositary receipts at the office of the depositary and upon payment of the charges provided in the deposit agreement, a holder of depositary receipts may have the depositary deliver to the holder the whole shares of preferred stock relating to the surrendered depositary receipts. Holders of depositary shares may receive whole shares of the related series of preferred stock on the basis set forth in the applicable Prospectus Supplement for such series of preferred stock, but holders of such whole shares will not after the exchange be entitled to receive depositary shares for their whole shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing such excess number of depositary shares.
Dividends and Other Distributions.   The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the numbers of such depositary shares owned by such holders.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make distribution of the property. In that case the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to such holders.
Redemption of Depositary Shares.   If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock redeemed by us. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.
Voting the Preferred Stock.   Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the related preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.
Amendment and Termination of the Deposit Agreement.   We and the depositary at any time may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. We or the depositary may terminate the deposit agreement only if all outstanding depositary shares have been redeemed, or there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of HSBC USA and such distribution has been distributed to the holders of depositary receipts.
Charges of Depositary.   We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Reports.   The depositary will forward to the record holders of the depositary shares relating to such preferred stock all reports and communications from us that are delivered to the depositary.
Limitations on Liability.   Neither we nor the depositary will be liable if either one is prevented or delayed by law or any circumstance beyond their control in performing the obligations under the deposit agreement. The obligations of HSBC USA and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
In the event the depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and HSBC USA, on the other hand, the depositary will be entitled to act on such claims, requests or instructions received from HSBC USA.
Resignation and Removal of Depositary.   The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS
HSBC USA may offer, from time to time, one or more series of warrants (“Warrants”). The following description of the Warrants sets forth certain general terms and provisions of the Warrants to which any Prospectus Supplement may relate. The particular terms of the Warrants offered by any Prospectus Supplement and the extent, if any, to which these general provisions may apply to such Warrants will be described in the Prospectus Supplement relating to such Warrants. In addition, we may issue a debt warrant separately or as part of a unit, as described below in “DESCRIPTION OF UNITS.”
General
HSBC USA may issue Warrants that are debt warrants, index warrants, interest rate warrants or universal warrants as described in the applicable Prospectus Supplement. Warrants may be offered independently of or together with one or more additional Warrants, any series of Debt Securities, preferred stock, purchase contracts or other securities or any combination thereof issued by HSBC USA or an entity affiliated or not affiliated with HSBC USA, as described in the applicable Prospectus Supplement.
Each series of Warrants will be issued under a separate warrant agreement to be entered into between HSBC USA and one or more banks or trust companies, as warrant agent, as set forth in the applicable Prospectus Supplement and, if part of a unit, may be issued under a unit agreement as described below under “Description of Units.” The warrant agent will act solely as the agent of HSBC USA under the applicable warrant agreement and in connection with the certificates for any series of Warrants, and will not assume any obligation or relationship of agency or trust for or with any holders of those warrant certificates of beneficial owners of those Warrants. HSBC USA may add, replace or terminate warrant agents from time to time. HSBC USA may also act as its own warrant agent.
The following briefly summarizes the material provisions of the warrant agreement and the Warrants, other than pricing and related terms disclosed in the applicable Prospectus Supplement. You should read the more detailed provisions of the applicable warrant agreement, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of Warrants, which will be described in more detail in the applicable Prospectus Supplement.
General Terms of Warrants
The applicable Prospectus Supplement may contain, where applicable, the following additional information relating to the Warrants:
•
the specific designation and aggregate number of, and the price at which HSBC USA will issue, the Warrants;

•
the currency, currency unit, currency index or currency basket based on or relating to currencies for which those Warrants may be purchased;

•
the date on which the right to exercise those Warrants will begin and the date on which that right will expire or, if the holder may not continuously exercise the Warrants throughout that period, the specific date on which the holder may exercise the Warrants;

•
whether the Warrants will be issued in registered form;

•
whether the Warrants are extendible and the period or periods of such extendibility;

•
any index, formula or any other method (including a method based on changes in the prices or performance of particular securities, currencies, intangibles, goods, articles, or commodities; or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance), or a combination thereof, used to determine the amounts of any payments of principal or premium, if any, and interest, if any, on the Warrants, and the manner in which those amounts will be determined;

•
whether the principal or premium, if any, or interest, if any, will be payable, at the election of HSBC USA or a holder, in cash, securities, other property, or a combination thereof, the terms and conditions upon which such election may be made and the time and the manner of determining such payment;

•
whether those Warrants will be issued in book-entry form, as a global warrant certificate, or in certificated form;

•
any applicable U.S. federal income tax consequences;

•
the identity of the warrant agent for the Warrants and of any other depositories, execution or paying agents, transfer agents, registrars, determination or other agents;

•
the proposed listing, if any, of the Warrants or any securities purchasable upon exercise of the Warrants on any securities exchange;

•
whether the Warrants are to be sold separately or with other securities; and

•
any other terms of the Warrants.

Debt Warrants
HSBC USA may issue, together with Debt Securities or separately, debt warrants for the purchase of Debt Securities on terms to be determined at time of sale.
Additional Terms of Debt Warrants.   The applicable Prospectus Supplement may contain, where applicable, the following additional information relating to any debt warrants:
•
the designation, aggregate principal amount, currency and terms of the Debt Securities that may be purchased upon exercise of the debt warrants;

•
the exercise price and whether the exercise price may be paid in cash, by the exchange of any other security or property offered with the debt warrants or both and the method of exercising the debt warrants; and

•
the designation, terms and amount of Debt Securities, if any, to be issued together with each of the debt warrants and the date, if any, after which the debt warrants and Debt Securities will be separately transferable.

Index Warrants
HSBC USA may issue index warrants entitling the holders thereof to receive from HSBC USA, upon exercise, an amount in cash determined by reference to any index, formula or any other method (including a method based on changes in the prices or performance of particular securities, currencies, intangibles, goods, articles, or commodities, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance), or a combination thereof.
Interest Rate Warrants
HSBC USA may issue interest rate warrants entitling the holders thereof to receive from HSBC USA, upon exercise, an amount determined by reference to specified rate or rates, which may be fixed or floating, or the method by which the specified rate or rates will be determined, or any combination thereof.
Additional Terms of Index and Interest Rate Warrants
The applicable Prospectus Supplement may contain, where applicable, the following additional information relating to any index and interest rate warrants:
•
the exercise price, if any;

•
for index warrants, the method of providing for a substitute index or indices or otherwise determining the amount payable in connection with the exercise of such index warrants if the index changes or ceases to be made available by the publisher of the index;

•
the rate or rates, which may be fixed or floating, or the method by which the rate or rates will be determined;

•
the strike amount, the method of determining the spot amount and the method of expressing movements in the yield or closing price of the debt instrument or in the level of the rate as a cash amount in the currency in which the interest rate cash settlement value of any interest rate warrants is payable;

•
whether such Warrants shall be put warrants, call warrants or otherwise;

•
the formula for determining the settlement value of each Warrant;

•
the circumstances, if any, under which a minimum and/or maximum expiration value is applicable upon the expiration of such Warrants;

•
any minimum number of Warrants which must be exercised at any one time, other than upon automatic exercise;

•
the maximum number, if any, of such Warrants that may, subject to our election, be exercised by all holders on any day;

•
any provisions for the automatic exercise of such Warrants other than at expiration;

•
whether and under what circumstances such Warrants may be canceled by us prior to the expiration date; and

•
any other procedures and conditions relating to the exercise of such Warrants.

Universal Warrants
HSBC USA may also issue universal warrants:
•
to purchase or sell securities of one or more issuers, securities based on the performance of an issuer, securities based on the performance of an issuer but excluding the performance of a particular subsidiary or subsidiaries of that issuer, a basket of securities, or securities whose value is determined by reference to the performance, level, or value of, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, or any combination of the above;

•
entitling the holders thereof to receive from HSBC USA, upon exercise, an amount in cash determined by reference to the right to purchase or the right to sell a specified amount of one or more currencies or currency units or any combination of the foregoing for a specified amount of one or more different currencies or currency units or any combination of the foregoing;

•
to purchase or sell commodities; or

•
in such other form as shall be specified in the applicable Prospectus Supplement.

The property referred to in the above clauses constitutes the warrant property. HSBC USA may satisfy its obligations, if any, with respect to any universal warrants by delivering the warrant property, cash or in the case of Warrants to purchase or sell securities or commodities, the cash value of the securities or commodities, as described in the applicable Prospectus Supplement.
Additional Terms of Universal Warrants.   The applicable Prospectus Supplement may contain, where applicable, the following additional information relating to any universal warrants:
•
whether the universal warrants are put warrants or call warrants and whether the holder or HSBC USA will be entitled to exercise the Warrants;

•
the specific warrant property, and the amount or the method for determining the amount of the warrant property, that may be purchased or sold upon exercise of each universal warrant;

•
the currency in which the exercise price, if any, and the cash settlement value of the Warrants is payable;

•
the base currency and the reference currency for any currency warrants;

•
the price at which and the currency with which the underlying securities or commodities may be purchased or sold upon the exercise of each universal warrant, or the method of determining that price;

•
whether the exercise price may be paid in cash, by the exchange of any other security offered with the universal warrants or both and the method of exercising the universal warrants; and

•
whether the exercise of the universal warrants is to be settled in cash or by delivery of the underlying securities or commodities or both.

Exercise, Exchange and Transfer of Warrants
Holders may exercise their Warrants at the corporate trust office of the warrant agent (or any other office indicated in the Prospectus Supplement relating to those Warrants) up to 5:00 p.m., New York time, on the date stated in the Prospectus Supplement relating to those Warrants or as may be otherwise stated in the Prospectus Supplement. If a holder does not exercise the Warrants before the time on that date (or such later date that we may set), the holder’s unexercised Warrants will become void.
Warrants will be deemed to have been exercised upon receipt of the warrant certificate and any payment, if applicable, at the corporate trust office of the warrant agent or any other office indicated in the applicable Prospectus Supplement and HSBC USA will, as soon as practicable after such receipt and payment, issue and deliver the warrant property or pay the settlement value in respect of the Warrants.
If fewer than all of the Warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of the Warrants. Special provisions relating to the exercise of any bearer warrants or automatic exercise of Warrants will be described in the applicable Prospectus Supplement.
Before you exercise your Warrants, you will not have any of the rights of (1) holders of the debt securities purchasable upon such exercise, including the right to receive payments of principal and premium, if any, or interest, if any, on those debt securities, or to enforce any of the covenants or rights in the relevant indenture or any other agreement or (2) holders of preferred stock or other securities purchasable upon such exercise, including the right to receive payments of dividends, if any, on such preferred stock or other securities or to exercise any applicable right to vote.
You may exchange registered Warrants of any series for registered Warrants of the same series representing in total the number of Warrants that you have surrendered for exchange. To the extent permitted, you may exchange warrant certificates and transfer registered Warrants at the corporate trust office of the warrant agent for that series of Warrants (or any other office indicated in the Prospectus Supplement relating to that series of Warrants).
Unless otherwise specified in the applicable Prospectus Supplement, Warrants will be issued in book-entry only form, and will be represented by a single global warrant certificate, registered in the name of the nominee of the depository of the Warrants.
Bearer warrants will be transferable by delivery. The applicable Prospectus Supplement will describe the terms of exchange applicable to any bearer warrants.

DESCRIPTION OF PURCHASE CONTRACTS
HSBC USA may offer, from time to time, one or more series of purchase contracts (“Purchase Contracts”). The particular terms of the Purchase Contracts offered by any Prospectus Supplement and the extent, if any, to which these general provisions may apply to such Purchase Contracts will be described in the applicable Prospectus Supplement. In addition, we may issue a Purchase Contract separately or as part of a unit as described below in “DESCRIPTION OF UNITS.”
General
The following briefly summarizes the material provisions of the Purchase Contracts, other than pricing and related terms disclosed in the applicable Prospectus Supplement. You should read the more detailed provisions of the applicable Purchase Contracts, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of Purchase Contracts, which will be described in more detail in the applicable Prospectus Supplement.
Purchase Contract Property
HSBC USA may offer Purchase Contracts for the purchase or sale of, or whose cash value is determined in whole or in part by reference to the performance, level or value of, one or more of the following:
•
securities of one or more issuers, including our securities;

•
one or more currencies;

•
one or more commodities;

•
any index, formula or any other method, including a method based on changes in the prices or performance of particular securities, currencies, intangibles, goods, articles, or commodities; or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, which may include any credit event relating to any company or companies or other entity or entities, which may include a government or governmental agency, other than us; and/or

•
one or more indices or baskets of the items described above.

Each instrument, measure or event described above is referred to as a “Purchase Contract Property.”
Each Purchase Contract will obligate the holder to purchase or sell, and obligate HSBC USA to sell or purchase, on specified dates, one or more Purchase Contract Properties at a specified price or prices, or the holder or HSBC USA to settle the Purchase Contract with a cash payment determined by reference to the value, performance or level of one or more Purchase Contract Properties, on specified dates and at a specified price or prices.
Some Purchase Contracts may include multiple obligations to purchase or sell different Purchase Contract Properties, and both HSBC USA and the holder may be sellers or buyers under the same Purchase Contract.
Types of Purchase Contracts We May Issue
HSBC USA may issue Purchase Contracts in such amounts and in as many distinct series as HSBC USA wishes. HSBC USA may also “reopen” a previously issued series of Purchase Contracts and issue additional Purchase Contracts of that series. In addition, HSBC USA may issue a Purchase Contract separately or as part of a unit, as described below under “DESCRIPTION OF UNITS.”
General Terms of Purchase Contracts
The applicable Prospectus Supplement may contain, where applicable, the following information about your Purchase Contract:
•
whether the Purchase Contract obligates the holder to purchase or sell, or both purchase and sell, one or more Purchase Contract Properties and the nature and amount of each of those properties, or the method of determining those amounts;

•
whether the Purchase Contract is to be prepaid or not and the governing document for the contract;

•
whether the Purchase Contract is to be settled by delivery, or by reference or linkage to the value, performance or level of, the Purchase Contract Properties;

•
any acceleration, cancellation, termination or other provisions relating to the settlement of the Purchase Contract;

•
any applicable U.S. federal income tax consequences;

•
whether the Purchase Contract will be issued as part of a unit and, if so, the other securities comprising the unit and whether any unit securities will be subject to a security interest in our favor as described below; and

•
whether the Purchase Contract will be issued in fully registered or bearer form and in global or non-global form.

If HSBC USA issues a Purchase Contract as part of a unit, the applicable Prospectus Supplement will state whether the Purchase Contract will be separable from the other securities in the unit before the contract settlement date. A Purchase Contract issued in a unit in the United States may not be separated before the 91st day after the unit is issued.
Prepaid Purchase Contracts
Some Purchase Contracts may require the holders to satisfy their obligations under the Purchase Contracts at the time the Purchase Contracts are issued. These Purchase Contracts are referred to as “Prepaid Purchase Contracts.” In certain circumstances, HSBC USA’s obligation to settle Prepaid Purchase Contracts on the relevant settlement date may be Senior Debt Securities or Subordinated Debt Securities, which are described above under “DESCRIPTION OF DEBT SECURITIES.” Prepaid Purchase Contracts may be issued under the applicable Indenture, as specified in the applicable Prospectus Supplement.
Non-Prepaid Purchase Contracts
Some Purchase Contracts do not require the holders to satisfy their obligations under the Purchase Contracts until settlement. These Purchase Contracts are referred to as “Non-Prepaid Purchase Contracts.” The holder of a Non-Prepaid Purchase Contract may remain obligated to perform under the Purchase Contract for a substantial period of time.
Non-Prepaid Purchase Contracts may be issued under a unit agreement, if they are issued in units, as described under “DESCRIPTION OF UNITS,” or under some other document, if they are not. The particular governing document that applies to your Non-Prepaid Purchase Contracts will be described in the applicable Prospectus Supplement.
Non-Prepaid Purchase Contracts will not be Senior Debt Securities or Subordinated Debt Securities and will not be issued under one of the Indentures, unless otherwise provided in the applicable Prospectus Supplement. Consequently, no governing documents for Non-Prepaid Purchase Contracts will be qualified as Indentures, and no third party will be required to qualify as a trustee with regard to those Purchase Contracts, under the Trust Indenture Act. Holders of Non-Prepaid Purchase Contracts will not have the protection of the Trust Indenture Act with respect to those Purchase Contracts.
Pledge by Holders to Secure Performance.   The applicable Prospectus Supplement will describe the holder’s obligations under the Purchase Contract and the governing documents that may be secured by collateral. In that case, the holder, acting through the unit agent as its attorney-in-fact, if applicable, will pledge the items described below to a collateral agent named in the Prospectus Supplement, which will hold them, for the benefit of HSBC USA, as collateral to secure the holder’s obligations. This is referred to as the “Pledge.” The Pledge will create a security interest in and a lien upon and right of set-off against the holder’s entire interest in and to the unit (if the Purchase Contract is part of a unit):
•
any common stock, preferred stock, debt security, debt obligations or other property that are, or become, part of units that include the purchase contracts, or other property as may be specified in the applicable Prospectus Supplement, which are referred to as the “Pledged Items;”

•
all additions to and substitutions for the Pledged Items as may be permissible, if specified in the applicable Prospectus Supplement;

•
all income, proceeds and collections received or to be received, or derived or to be derived, at any time from or in connection with the Pledged Items described above; and

•
all powers and rights owned or thereafter acquired under or with respect to the Pledged Items.

The collateral agent will forward all payments from the Pledged Items to HSBC USA, unless the payments have been released from the Pledge in accordance with the Purchase Contract and the governing document. HSBC USA will use the payments from the Pledged Items to satisfy the holder’s obligations under the Purchase Contract.
Form
HSBC USA will issue each Purchase Contract in global (book-entry) form only, unless otherwise provided in the applicable Prospectus Supplement. Purchase Contracts in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the Purchase Contracts represented by the global security. Those who own beneficial interests in a Purchase Contract will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants, as described under “BOOK-ENTRY PROCEDURES.”

DESCRIPTION OF UNITS
General
HSBC USA may issue, from time to time, units comprised of any combination of one or more debt securities, preferred stock, depositary shares, warrants and purchase contracts. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Accordingly, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
The applicable Prospectus Supplement may describe the designation and terms of the units and of the securities comprising the units issued by HSBC USA, securities of an entity affiliated or not affiliated with HSBC USA or other property constituting the units, including whether and under what circumstances those securities may be held or transferred separately; any provisions of the governing unit agreement that differ from those described below; any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and any applicable U.S. federal income tax consequences.
The applicable provisions described in this section, as well as those described under “DESCRIPTION OF DEBT SECURITIES,” “DESCRIPTION OF PREFERRED STOCK,” “DESCRIPTION OF WARRANTS” and “DESCRIPTION OF PURCHASE CONTRACTS” will apply to each unit and to any Debt Security, preferred stock, depositary shares, warrant or purchase contract issued by us included in each unit, respectively.
Series of Units We May Issue
HSBC USA may issue units in such amounts and in as many distinct series as HSBC USA wishes. HSBC USA may also “reopen” a previously issued series of units and issue additional units of that series. This section summarizes terms of the units that apply generally to all series.
General Terms of a Unit Agreement
The following provisions will generally apply to all unit agreements unless otherwise provided in the applicable Prospectus Supplement.
Enforcement of Rights.   The unit agent under a unit agreement will act solely as the agent of HSBC USA in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.
Except as described in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement or unit agreement under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to Debt Securities, Warrants and Purchase Contracts.
Limitations affecting the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, will be described in the applicable Prospectus Supplement.
Modification Without Consent of Holders.   HSBC USA and the applicable unit agent may amend or supplement any unit or unit agreement without the consent of any holder to cure any ambiguity; to correct or supplement any defective or inconsistent provision; or to make any other change that HSBC USA believes is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.
HSBC USA does not need any approval to make changes that affect only units to be issued after the changes take effect. HSBC USA may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, HSBC USA does not need to obtain the approval of the holder of the unaffected unit; HSBC USA needs only obtain any required approvals from the holders of the affected units.
The foregoing applies also to any security issued under a unit agreement, as the governing document.
Modification With Consent of Holders.   HSBC USA may not amend any particular unit or a unit agreement with respect to any particular unit without the consent of the holder of that unit, if the amendment would:
(1)
impair the right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right;

(2)
materially adversely affect the holders’ rights and obligations under any purchase contract; or

(3)
reduce the percentage of outstanding units the consent of whose owners is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:
(1)
If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series;

(2)
If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document. In each case, the required approval must be given by written consent.
Unit Agreements Will Not Be Qualified Under Trust Indenture Act.   No unit agreement will be qualified as an Indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.
Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default
The unit agreements will not restrict the ability of HSBC USA to merge or consolidate with, or sell its assets to, another corporation or other entity or to engage in any other transactions. If at any time HSBC USA merges or consolidates with, or sells its assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. HSBC USA will then be relieved of any further obligation under these agreements.
The unit agreements will not include any restrictions on the ability of HSBC USA to put liens on its assets, including interests in its subsidiaries, nor will they restrict the ability of HSBC USA to sell its assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.
Form, Exchange and Transfer
HSBC USA will issue each unit in global (book-entry) form only. Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants, as described under “BOOK-ENTRY PROCEDURES.”
In addition, HSBC USA will issue each unit in registered form, unless otherwise specified in the applicable Prospectus Supplement.

BOOK-ENTRY PROCEDURES
General
Unless otherwise indicated in the Prospectus Supplement with respect to any series of securities, upon issuance, all securities will be represented by one or more global securities (the “Global Security”), which shall be deposited with, or on behalf of, The Depository Trust Company (“DTC” or the “Depositary”) and registered in the name of Cede & Co. (the Depositary’s partnership nominee). Unless and until exchanged in whole or in part for securities in definitive form, no Global Security may be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.
A Global Security may represent one or any other number of individual securities. Generally, all securities represented by the same Global Security will have the same terms. We may, however, issue a Global Security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of Global Security a Master Global Security, or Master Global Note, as applicable. The applicable Prospectus Supplement will indicate whether any series of securities are represented by a Master Global Security.
The Prospectus Supplement with respect to any securities will state whether investors may elect to hold interests in Global Securities directly through either the Depositary (in the United States) or Clearstream Banking, société anonyme (“Clearstream Luxembourg”), or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), if they are participants in such systems, or indirectly through organizations that are participants in such systems. Clearstream Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of the Depositary. Unless otherwise indicated in the applicable Prospectus Supplement, Citibank, N.A. will act as depositary for Clearstream Luxembourg and The Bank of New York Mellon will act as depositary for Euroclear (in such capacities, the “U.S. Depositaries”).
So long as the Depositary, or its nominee, is a registered owner of a Global Security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of securities represented by such Global Security for all purposes under the Indenture or other governing documents. Except as provided below, the actual owners of securities represented by a Global Security (the “Beneficial Owner”) will not be entitled to have the securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture or other governing documents. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depositary and, if such person is not a participant of the Depositary (a “Participant”), on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder under the applicable Indenture. We understand that under existing industry practices, in the event that HSBC USA requests any action of holders or that an owner of a beneficial interest that a holder is entitled to give or take under an Indenture or other governing documents, the Depositary would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by the Depositary to Participants, by Participants to Indirect Participants, as defined below, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
DTC
The following is based on information furnished by DTC:
DTC will act as securities depositary for the securities. The securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered security certificate will be issued for each issue of the securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC facilitates the post-trade settlement among DTC’s participants (“Direct Participants”) of sales and other securities transactions in deposited securities, through electronic computerized book-entry changes between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s system is also available to others such as both U.S and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its Participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the Direct Participants and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in securities, except in the limited circumstances that may be provided for in the indenture or other governing documents.
To facilitate subsequent transfers, all securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co, or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to HSBC USA as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from HSBC USA or HSBC USA’s agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, any indenture Trustee, HSBC USA or any agent of HSBC USA, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of HSBC USA or the HSBC USA’s agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as depositary with respect to the securities at any time by giving reasonable notice to HSBC USA or HSBC USA’s agent. Under such circumstances, in the event that a successor securities depositary is not obtained, security certificates are required to be printed and delivered.
HSBC USA may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, security certificates will be printed and delivered.
Clearstream Luxembourg
Clearstream Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Distributions with respect to securities held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream Luxembourg.
Euroclear
Euroclear advises that it was created in 1968 to hold securities for its participants (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the “Euroclear Operator”).
Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters or agents for securities. Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). The

Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.
Distributions with respect to securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.
Global Clearance and Settlement Procedures
Initial settlement for securities will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with the Depositary’s rules and will be settled in immediately available funds using the Depositary’s Same-Day Funds Settlement System. If and to the extent the Prospectus Supplement with respect to any securities indicates that investors may elect to hold interests in securities through Clearstream Luxembourg or Euroclear, secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other, will be effected in the Depositary in accordance with the Depositary rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositary.
Because of time-zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and will be credited the business day following the Depositary settlement date. Such credits or any transactions in securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the Depositary settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in the Depositary.
Although the Depositary, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of the Depositary, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.
Direct Clearance and Settlement Through Euroclear and Clearstream Luxembourg
Form and Registration/Settlement
From time to time, if so indicated in the Prospectus Supplement with respect to any series of securities, we may register those securities in the name of a nominee of, and deposit with a common depositary for, Euroclear and Clearstream Luxembourg (a “Euroclear/Clearstream Luxembourg Global Security”). Other than as described in the Prospectus Supplement, a Euroclear/Clearstream Luxembourg Global Security will not be exchangeable for securities in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in Euroclear and Clearstream

Luxembourg, will represent your beneficial interests in the Euroclear/Clearstream Luxembourg Global Security. These financial institutions will record the ownership and transfer of your beneficial interests through global accounts. Ownership of beneficial interests in the Euroclear/Clearstream Luxembourg Global Security will be limited to persons who are participants in Euroclear and Clearstream Luxembourg and persons who hold interests through such participants.
Primary Distribution
Distributions will be cleared directly through the facilities of Euroclear and Clearstream Luxembourg, and securities held through Euroclear and Clearstream Luxembourg accounts will follow the settlement procedures applicable to conventional Eurobonds in registered form. Securities will be credited to the securities custody accounts of Euroclear and/or Clearstream Luxembourg participants, as the case may be, on the business day following the settlement date against payment for value on the settlement date.
Secondary Market Trading
Secondary market trading between Euroclear and Clearstream Luxembourg participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg and will be settled using procedures applicable to conventional Eurobonds in registered form.
LIMITATIONS ON ISSUANCES IN BEARER FORM
Unless otherwise provided in the applicable Prospectus Supplement, bearer securities properly classified as debt for U.S. federal income tax purposes, including bearer securities in global form, will not be issued unless (i) such bearer securities are considered to be in “registered form” for U.S. federal income tax purposes or (ii) such bearer securities are otherwise issued in compliance with applicable U.S. federal income tax laws and regulations.

U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATING TO DEBT SECURITIES
The following is a summary of certain U.S. federal income tax considerations that may be relevant to you if you invest in certain debt securities covered by this prospectus. For a discussion of certain U.S. federal income tax considerations that may be relevant to you if you invest in indexed debt securities, preferred stock, depositary shares, warrants, purchase contracts or units, you should refer to the related Prospectus Supplement. You should also consult your own tax advisors regarding the tax consequences of the purchase, ownership and disposition of any securities described in this prospectus in light of your particular facts and circumstances and any consequences arising under the laws of any state, local, foreign or other taxing jurisdiction.
This summary, which does not represent tax advice, is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change. Any change could apply retroactively and could affect the continued validity of this summary. This summary deals only with beneficial owners of debt securities that will hold debt securities as capital assets and, except where otherwise specifically stated, is addressed only to persons who purchase debt securities in the initial offering. It does not address particular tax considerations that may be applicable to investors that are subject to special tax rules, such as banks, thrifts, real estate investment trusts, regulated investment companies, tax-exempt entities, insurance companies, dealers in securities or currencies, traders in securities or commodities electing to mark to market, investors subject to special tax accounting rules under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”), persons that will hold debt securities as a hedge or as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, entities or arrangements taxed as partnerships or the partners therein, persons subject to the alternative minimum tax, U.S. expatriates, nonresident alien individuals present in the United States for more than 182 days in a taxable year, or “United States Holders” (defined below) that have a “functional currency” other than the U.S. dollar. This summary addresses only debt securities that are properly characterized as indebtedness for U.S. federal income tax purposes. Particular tax consequences relating to debt securities having a term to maturity of more than 30 years will be discussed in the applicable Prospectus Supplement. Prospective purchasers of debt securities should review the related Prospectus Supplement for summaries of special U.S. federal income tax considerations that may be relevant to a particular issue of debt securities.
This summary addresses only U.S. federal income tax consequences, and does not address consequences arising under state, local, or foreign tax laws or the Medicare tax on net investment income. Investors should consult their own tax advisors in determining the tax consequences to them of holding debt securities under such tax laws, as well as the application to their particular situation of the U.S. federal income tax considerations discussed below.
As used herein, a “United States Holder” is a beneficial owner of a debt security that is, for U.S. federal income tax purposes, a citizen or resident of the United States or a domestic corporation or that otherwise is subject to U.S. federal income taxation on a net income basis in respect of the debt security. A “Non-United States Holder” is a beneficial owner of a debt security that is an individual, corporation, foreign estate, or foreign trust, that is not a United States Holder.
United States Holders
Payments and Accruals of Interest
Payments or accruals of “qualified stated interest,” as defined below under “— Original Issue Discount,” on a debt security will be taxable to a United States Holder as ordinary interest income at the time that such payments are accrued or are received, in accordance with the United States Holder’s method of tax accounting.
If payments of this kind are made with respect to a debt security denominated in a single currency other than the U.S. dollar (a “Foreign Currency Debt Security”), the amount of interest income realized by a United States Holder that uses the cash method of tax accounting will be the U.S. dollar value of the specified currency payment based on the exchange rate in effect on the date of receipt regardless of whether the payment in fact is converted into U.S. dollars at such time. A United States Holder that uses the accrual method of accounting for tax purposes will accrue interest income on the Foreign Currency Debt Security in the relevant foreign currency and translate the amount accrued into U.S. dollars based on:
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the average exchange rate in effect during the interest accrual period, or portion thereof, within such holder’s taxable year; or

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at such holder’s election, the spot rate of exchange on (i) the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year) or (ii) the date of receipt, if this date is within five business days of the last day of the accrual period.

A United States Holder that makes the election described in the immediately preceding bullet point must apply it consistently to all debt instruments from year to year and cannot change it without the consent of the Internal Revenue Service (the “IRS”). A United States Holder that uses the accrual method of accounting for tax purposes will recognize foreign currency gain or loss, as the case may be, on the receipt of an interest payment made with respect to a Foreign Currency Debt Security if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Amounts attributable to pre-issuance accrued interest will generally not be includable in income, except to the extent of foreign currency gain or loss attributable to any changes in exchange rates during the period between the date the United States Holder acquired the debt security and the first interest payment date. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt securities.
Original Issue Discount
If HSBC USA Inc. issues debt securities at a discount from their stated redemption price at maturity (as defined below), and the discount is equal to or more than the product of one-fourth of one percent (0.25 percent) of the stated redemption price at maturity of such debt securities multiplied by the number of full years to their maturity (the “de minimis threshold”), such debt securities will be “OID Debt Securities.” The difference between the issue price and the stated redemption price at maturity of such debt securities will be the “original issue discount” (“OID”). The “issue price” of a debt security is the first price at which a substantial amount of debt securities is sold to the public (i.e., excluding sales of the debt securities to underwriters, placement agents, wholesalers or similar persons). The “stated redemption price at maturity” of a debt security will include all payments under the debt security, other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property, other than debt instruments issued by HSBC USA Inc., at least annually during the entire term of the debt security at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.
United States Holders of OID Debt Securities generally will be subject to special tax accounting rules for obligations issued with OID. United States Holders of such debt securities should be aware that, as described in greater detail below, they generally must include OID in ordinary gross income for U.S. federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.
In general, each United States Holder of an OID Debt Security, regardless of whether the holder uses the cash or the accrual method of tax accounting, will be required to include in ordinary gross income the sum of the “daily portions” of OID on the debt security for all days during the taxable year that the United States Holder owns the OID Debt Security. The daily portions of OID on an OID Debt Security are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of an OID Debt Security, provided that no accrual period is longer than one year and each scheduled payment of principal or interest occurs on either the first day or the final day of an accrual period. In the case of an initial holder, the amount of OID on an OID Debt Security allocable to each accrual period is determined by (i) multiplying the “adjusted issue price” (as defined below) of the OID Debt Security at the beginning of the accrual period by its yield to maturity (appropriately adjusted to reflect the length of the accrual period) and (ii) subtracting from that product the amount, if any, of qualified stated interest allocable to that accrual period. The “yield to maturity” of a debt security is the discount rate that causes the present value of all payments on the debt security as of its original issue date to equal the issue price of the debt security. The

“adjusted issue price” of an OID Debt Security at the beginning of any accrual period will generally be the sum of its issue price (generally including accrued interest, if any) and the amount of OID allocable to all prior accrual periods, reduced by the amount of all payments other than payments of qualified stated interest, if any, made with respect to the OID Debt Security in all prior accrual periods. As a result of this “constant yield” method of including OID in income, the amounts a United States Holder will be required to include in gross income in respect of an OID debt security denominated in U.S. dollars generally are lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.
A United States Holder generally may make an irrevocable election to include in its income its entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount paid by the United States Holder for the debt security) under the constant-yield method described above. For debt securities purchased at a premium or bearing market discount in the hands of the United States Holder, the United States Holder making such election will also be deemed to have made the election (discussed below in “— Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant-yield basis.
Foreign Currency Debt Securities.   In the case of an OID Debt Security that is also a Foreign Currency Debt Security, a United States Holder should determine the U.S. dollar amount includible in income as OID for each accrual period by
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calculating the amount of OID allocable to each accrual period in the specified currency using the constant-yield method described above and

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translating the amount of the specified currency so derived at the average exchange rate in effect during that accrual period (or portion thereof within a United States Holder’s taxable year) or, at the United States Holder’s election (as described above under “— Payments and Accruals of Interest”), at the spot rate of exchange on (i) the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year) or (ii) on the date of receipt, if that date is within five business days of the last day of the accrual period.

Because exchange rates may fluctuate, a United States Holder of an OID Debt Security that is also a Foreign Currency Debt Security may recognize a different amount of OID income in each accrual period than would the holder of an otherwise similar OID Debt Security denominated in U.S. dollars. All payments on an OID Debt Security, other than payments of qualified stated interest, will generally be viewed first as payments of previously accrued OID to the extent thereof, with payments attributed first to the earliest accrued OID, and then as payments of principal. Upon the receipt of an amount attributable to OID, whether in connection with a payment of an amount that is not qualified stated interest or the disposition of the OID Debt Security, a United States Holder will recognize ordinary income or loss measured by the difference between the amount received translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the OID Debt Security, as the case may be, and the amount accrued using the exchange rate applicable to such previous accrual.
Market Discount and Acquisition Premium.   A subsequent United States Holder of an OID Debt Security that purchases the debt security at a cost less than its remaining redemption amount (as defined below), or an initial United States Holder that purchases an OID Debt Security at a price other than the debt security’s issue price, also generally will be required to include in gross income the daily portions of OID, calculated as described above. However, if the United States Holder acquires the OID Debt Security at a price greater than its adjusted issue price, the holder is required to reduce its periodic inclusions of OID income to reflect the premium paid over the adjusted issue price. The “remaining redemption amount” for a debt security is the total of all future payments to be made on the debt security other than payments of qualified stated interest.
Floating Rate Debt Securities.   Floating rate debt securities generally will be treated as “variable rate debt instruments” under applicable Treasury Regulations. Accordingly, the stated interest on a floating rate debt security generally will be treated as “qualified stated interest” and such a debt security will not have OID solely as a result of the fact that it provides for interest at a variable rate. If a floating rate debt security qualifying as a “variable rate debt instrument” is an OID Debt Security, for purposes of determining the amount of OID allocable to each accrual period under the rules above, the debt security’s “yield to maturity”

and “qualified stated interest” will generally be determined as though the debt security bore interest in all periods at a fixed rate determined at the time of issuance of the debt security. Additional rules may apply if interest on a floating rate debt security is based on more than one interest index. If a floating rate debt security does not qualify as a “variable rate debt instrument,” the debt security will be subject to special rules (the “Contingent Payment Regulations”) that govern the tax treatment of debt obligations that provide for contingent payments (“Contingent Debt Obligations”). A detailed description of the tax considerations relevant to United States Holders of any such debt securities will be provided in the applicable Prospectus Supplement.
The debt securities may have special redemption, repayment or interest rate reset features, as indicated in the related Prospectus Supplement. Debt securities containing such features, in particular OID Debt Securities, may be subject to special rules that differ from the general rules discussed above. Accordingly, purchasers of debt securities with such features should carefully examine the applicable Prospectus Supplement, and should consult their tax advisors regarding such debt securities.
Purchase, Sale and Retirement of Debt Securities
A United States Holder’s tax basis in a debt security generally will equal the cost of such debt security to such holder:
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increased by any amounts includible in income by the holder as OID and market discount (as described below); and

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reduced by any amortized premium (as described below) and any payments other than payments of qualified stated interest (as described above) made on such debt security.

In the case of a Foreign Currency Debt Security, the cost of such debt security to a United States Holder will be the U.S. dollar value of the foreign currency purchase price on the date of purchase. In the case of a Foreign Currency Debt Security that is traded on an established securities market, a cash basis United States Holder (and, if it so elects, an accrual basis United States Holder) will determine the U.S. dollar value of the cost of such debt security by translating the amount paid at the spot rate of exchange on the settlement date of the purchase.
The amount of any subsequent adjustments to a United States Holder’s tax basis in a Foreign Currency Debt Security in respect of OID, market discount and premium denominated in a specified currency will be determined in the manner described under “— Original Issue Discount” and “— Premium and Market Discount.” The conversion of U.S. dollars to another specified currency and the immediate use of such specified currency to purchase a foreign currency debt security generally will not result in taxable gain or loss for a United States Holder.
Upon the sale, exchange, retirement or other taxable disposition (collectively, a “disposition”) of a debt security, a United States Holder generally will recognize gain or loss equal to the difference between (i) the amount realized on the disposition, less any accrued qualified stated interest, which will be taxable as such, and (ii) the United States Holder’s adjusted tax basis in such debt security.
If a United States Holder receives a currency other than the U.S. dollar in respect of such disposition of a debt security, the amount realized generally will be the U.S. dollar value of the specified currency received calculated at the exchange rate in effect on the date of disposition of the debt security.
In the case of a Foreign Currency Debt Security that is traded on an established securities market, a cash basis United States Holder, and if it so elects, an accrual basis United States Holder, will determine the U.S. dollar value of the amount realized by translating such amount at the spot rate of exchange on the settlement date of the disposition.
The election available to accrual basis United States Holders in respect of the purchase and sale of Foreign Currency Debt Securities traded on an established securities market, discussed above, must be applied consistently by the United States Holder to all debt instruments from year to year and cannot be changed without the consent of the IRS.

Except as discussed below with respect to market discount, short-term debt securities (as defined below) and foreign currency gain or loss, gain or loss recognized by a United States Holder on the disposition of a debt security will generally be long-term capital gain or loss if the United States Holder has held the debt security for more than one year at the time of disposition. Long-term capital gains recognized by an individual United States Holder generally are subject to tax at a lower rate than short-term capital gain or ordinary income. The deduction of capital losses is subject to limitations.
Gain or loss recognized by a United States Holder on the disposition of a Foreign Currency Debt Security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which the holder held such debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income received on the debt security.
Premium and Market Discount
A United States Holder of a debt security that purchases the debt security at a cost greater than its remaining redemption amount (as defined under “— Original Issue Discount,” above) will be considered to have purchased the debt security at a premium, and may elect to amortize the premium (as an offset to interest income), using a constant-yield method, over the remaining term of the debt security. Such election, once made, generally applies to all bonds held or subsequently acquired by the United States Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A United States Holder that elects to amortize the premium must reduce its tax basis in a debt security by the amount of the premium amortized during its holding period. OID Debt Securities purchased at a premium will not be subject to the OID rules described above. In the case of premium in respect of a Foreign Currency Debt Security, a United States Holder should calculate the amortization of the premium in the specified currency. Amortization deductions attributable to a period reduce interest payments in respect of that period and therefore are translated into U.S. dollars at the exchange rate used by the United States Holder for such interest payments. Exchange gain or loss will be realized with respect to amortized bond premium on such a debt security based on the difference between the exchange rate on the date or dates the premium is recovered through interest payments on the debt security and the exchange rate on the date on which the United States Holder acquired the debt security. With respect to a United States Holder that does not elect to amortize bond premium, the amount of bond premium will be included in the United States Holder’s tax basis when the debt security matures or is disposed of by the United States Holder. Therefore, a United States Holder that does not elect to amortize such premium and that holds the debt security to maturity generally will be required to treat the premium as capital loss when the debt security matures.
If a United States Holder of a debt security purchases the debt security at a price that is lower than its remaining redemption amount, or in the case of an OID Debt Security, a price that is lower than its adjusted issue price, by at least 0.25% of its remaining redemption amount multiplied by the number of remaining whole years to maturity, the debt security will be considered to have “market discount” in the hands of such United States Holder. In such case, gain realized by the United States Holder on the disposition of the debt security generally will be treated as ordinary income to the extent of the market discount that accrued on the debt security while held by the United States Holder. In addition, the United States Holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the debt security. In general terms, market discount on a debt security will be treated as accruing ratably over the term of the debt security, or, at the election of the holder, under a constant-yield method. Market discount on a Foreign Currency Debt Security will be accrued by a United States Holder in the specified currency. The amount includible in income by a United States Holder in respect of such accrued market discount will be the U.S. dollar value of the amount accrued, generally calculated at the exchange rate in effect on the date that the debt security is disposed of by the United States Holder.
A United States Holder may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis), in lieu of treating a portion of any gain realized on a sale of a debt security as ordinary income. If a United States Holder elects to include market discount on a current basis, the interest deduction deferral rule described above will not apply. Any accrued market discount on a Foreign Currency Debt Security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the United States Holder’s taxable year). Any such election, if made, applies to all market discount bonds acquired by the taxpayer on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS.
Short-Term Debt Securities
The rules set forth above will also generally apply to debt securities having maturities of not more than one year (“short-term debt securities”), but with certain modifications.
First, none of the interest on a short-term debt security is treated as qualified stated interest. Thus, all short-term debt securities will be OID Debt Securities. OID will be treated as accruing on a short-term debt security ratably, or at the election of a United States Holder, under a constant yield method.
Second, a United States Holder of a short-term debt security that uses the cash method of tax accounting and is not a bank, securities dealer, regulated investment company or common trust fund, and does not identify the short-term debt security as part of a hedging transaction, will generally not be required to include OID in income on a current basis. Such a United States Holder may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. In addition, the United States Holder will be required to treat any gain realized on a disposition of the debt security as ordinary income to the extent such gain does not exceed the OID accrued with respect to the debt security during the period the United States Holder held the debt security. Notwithstanding the foregoing, a cash basis United States Holder of a short-term debt security may elect to accrue OID into income on a current basis or to accrue the “acquisition discount” on the debt security under the rules described above. If the United States Holder elects to accrue OID or acquisition discount, the limitation on the deductibility of interest described above will not apply.
A United States Holder using the accrual method of tax accounting and certain cash basis United States Holders (including banks, securities dealers, regulated investment companies and common trust funds) generally will be required to include OID on a short-term debt security in income on a current basis. Alternatively, a United States Holder of a short-term debt security can elect to accrue the “acquisition discount,” if any, with respect to the debt security on a current basis. If such an election is made, the OID rules will not apply to the debt security. Acquisition discount is the excess of the short-term debt security’s stated redemption price at maturity (i.e., all amounts payable on the short-term debt security) over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the United States Holder, under a constant-yield method based on daily compounding. Finally, the market discount rules will not apply to a short-term debt security.
Indexed Debt Securities and Other Debt Securities Providing for Contingent Payments
The Contingent Payment Regulations, which govern the tax treatment of Contingent Debt Obligations, generally require accrual of interest income on a constant-yield basis in respect of such obligations at a yield determined at the time of their issuance, and may require adjustments to such accruals when any contingent payments are made. A detailed description of the tax considerations relevant to United States Holders of any Contingent Debt Obligations will be provided in the applicable Prospectus Supplement.
Foreign Currency Debt Securities and Reportable Transactions
A United States Holder that participates in a “reportable transaction” will be required to disclose its participation to the IRS. The scope and application of these rules is not entirely clear. A United States Holder may be required to treat a foreign currency exchange loss relating to a Foreign Currency Debt Security as a reportable transaction if the loss exceeds $50,000 in a single taxable year if the United States Holder is an individual or trust, or higher amounts for other United States Holders. In the event the acquisition, ownership or disposition of a Foreign Currency Debt Security constitutes participation in a “reportable transaction” for purposes of these rules, a United States Holder will be required to disclose its investment to the IRS, currently on Form 8886. A penalty in the amount of $10,000 in the case of a natural person and $50,000 in all other cases is generally imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a transaction resulting in a loss that is treated as a reportable transaction.

Prospective investors should consult their tax advisors regarding the application of these rules to the acquisition, ownership or disposition of Foreign Currency Debt Securities.
Non-United States Holders
Payments of Interest
Subject to the discussions below under “— Information Reporting and Backup Withholding,” payments of interest on the debt securities to a Non-United States Holder generally will be exempt from withholding of U.S. federal income tax under the portfolio interest exemption provided that (i) the Non-United States Holder properly certifies as to its foreign status by providing a properly executed IRS Form W-8BEN or W-8BEN-E (or appropriate substitute form) to the applicable withholding agent, (ii) the Non-United States Holder does not actually or constructively own 10% or more of the total combined voting power of our stock entitled to vote; and (iii) the Non-United States Holder is not a controlled foreign corporation that is related to HSBC USA Inc. actually or constructively through stock ownership.
Purchase, Sale and Retirement of Debt Securities
Subject to the discussions below under “— Information Reporting and Backup Withholding” and “— FATCA,” a Non-United States Holder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange, or other disposition of debt securities.
Information Reporting and Backup Withholding
Information returns will be filed with the IRS in connection with payments on the debt securities made to, and the proceeds of disposition of debt securities effected by, certain United States persons (as defined in the Code). In addition, certain United States persons may be subject to backup withholding in respect of such payments if they do not provide their taxpayer identification numbers to the person from whom they receive payments. Non-United States persons may be required to comply with applicable certification procedures to establish that they are not United States persons in order to avoid the application of such information reporting requirements and backup withholding. The amount of any backup withholding from a payment to a holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.
FATCA
Under the U.S. tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), a holder of debt securities will generally be subject to 30% U.S. withholding tax on interest payments on the debt securities if the holder is not FATCA compliant, or holds its debt securities through a foreign financial institution that is not FATCA compliant. In order to be treated as FATCA compliant, a holder must provide certain documentation (usually on IRS Form W-9, W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status, and if required, its direct and indirect U.S. owners. These requirements may be modified by the adoption or implementation of an intergovernmental agreement between the United States and another country or by future U.S. Treasury Regulations. If any taxes were to be deducted or withheld from any payments in respect of the debt securities as a result of a beneficial owner or intermediary’s failure to comply with the foregoing rules, no additional amounts will be paid on the debt securities as a result of the deduction or withholding of such tax. Prospective investors should consult their own tax advisors about how FATCA may apply to their investment in the debt securities.

CERTAIN EUROPEAN UNION TAX CONSIDERATIONS RELATING TO DEBT SECURITIES
The Proposed Financial Transaction Tax
On 14 February 2013, the European Commission published a proposal for a directive for a common financial transaction tax (the “FTT”) in Austria, Belgium, Estonia, France, Germany, Greece, Italy, Portugal, Slovakia, Slovenia and Spain (the “Participating Member States”). Political consensus on a final directive for the FTT has not yet been achieved. Additional EU Member States may decide to participate and/or certain of the Participating Member States (in addition to Estonia which meanwhile withdrew) may decide to withdraw.
Whether the FTT will ultimately be implemented and, if so, in what form, as well as the transactions that may be covered by it, is uncertain at this stage. If enacted, the FTT could apply under certain circumstances to transactions involving the debt securities. The mechanism by which the FTT would be applied and collected is not yet known, but if the FTT or any similar tax is adopted, transactions in the debt securities could be subject to higher costs, and the liquidity of the market for the debt securities may be diminished.
Prospective holders of the debt securities are advised to seek their own professional advice in relation to the consequences of the FTT that could be associated with subscribing for, purchasing, holding and disposing of the debt securities.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
Initial Offering and Sale
HSBC USA may sell the securities in their initial offering in any of four ways: (i) through underwriters or dealers for resale; (ii) directly to purchasers; (iii) through agents; or (iv) through a combination of any of these methods of sale. The securities HSBC USA distributes by any of these methods may be sold to the public, in one or more transactions, either (i) at a fixed price or prices, which may be changed; (ii) at market prices prevailing at the time of sale; (iii) at prices related to prevailing market prices; or (iv) at negotiated prices. Any underwriters, dealers and agents may include HSBC Securities (USA) Inc., an affiliate of HSBC USA, for offers and sales in the United States, and other affiliates for offers and sales outside of the United States, as described below. The applicable Prospectus Supplement will set forth the terms of the securities being offered, including the name or names of any underwriters, dealers or agents, the purchase price of the securities and the proceeds to HSBC USA from such sale, any underwriting discounts and other items constituting underwriters’ compensation and any discounts and commissions allowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If the securities are sold through underwriters, the applicable Prospectus Supplement will describe the nature of the obligation of the underwriters to take and pay for the securities. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriting firms acting alone. The underwriter or underwriters with respect to a particular underwritten offering of securities will be named in the applicable Prospectus Supplement, and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.
The securities may be sold directly by HSBC USA or through agents designated by HSBC USA from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered is named, and any commissions payable by HSBC USA to such agent are set forth, in the applicable Prospectus Supplement.
Underwriters, dealers and agents who participate in the distribution of the securities may be entitled under agreements that may be entered into with HSBC USA, to indemnification by HSBC USA against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that the underwriters or agents may be required to make in respect thereof.
If so indicated in the applicable Prospectus Supplement, HSBC USA will authorize underwriters, dealers or other persons acting as HSBC USA’s agents to solicit offers by certain institutions to purchase securities from HSBC USA pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by HSBC USA. The obligations of any purchaser under any such contract will not be subject to any conditions except that (i) the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject, and (ii) if the securities are also being sold to underwriters, HSBC USA must sell to such underwriters the securities not sold for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility in respect of the validity or performance of such contracts.
In order to facilitate the offering of the securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot in connection with an offering, creating a short position in the securities for their own account. In addition, to cover overallotments or to stabilize the price of the securities, the underwriters may bid for, and purchase, the securities in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.
Each series of securities will be a new issue of securities and will not have an established trading market prior to its original issue date. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or admitted for trading in an automated quotation system. No assurance can be given as to the liquidity or trading market for any of the securities.
Unless otherwise specified in the applicable Prospectus Supplement, payment of the purchase price for the securities will be required to be made in immediately available funds on the date of settlement.
Conflicts of Interest
HSBC Securities (USA) Inc., a U.S. broker-dealer subsidiary of HSBC Holdings and an affiliate of HSBC USA, is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and may participate in distributions of the securities. Accordingly, offerings of the securities in which HSBC Securities (USA) Inc. participates will conform to the requirements of FINRA Rule 5121 addressing conflicts of interest. In accordance with FINRA Rule 5121, in such offerings HSBC Securities (USA) Inc. will not confirm sales to any accounts over which it exercises discretionary authority without the prior written approval of the customer.
Certain of the underwriters, dealers, agents or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to HSBC USA and its affiliates, for which such underwriters, dealers, agents or their affiliates have received or will receive customary fees and commissions.
In addition, in the ordinary course of their business activities, one or more of the underwriters, dealers or agents and/or their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. These investments and securities activities may involve securities and/or instruments of HSBC USA or its affiliates. These underwriters, dealers and agents, or their affiliates, that have a lending relationship with HSBC USA routinely hedge their credit exposure to HSBC USA consistent with their customary risk management policies. Typically, these parties would hedge such exposure to HSBC USA by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in HSBC USA’s securities, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of the securities offered hereby. These underwriters, dealers and agents, or their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Market-Making Resales by Affiliates
This prospectus together with the applicable Prospectus Supplement and your confirmation of sale may also be used by HSBC Securities (USA) Inc. in connection with offers and sales of the securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. In a market-making transaction, HSBC Securities (USA) Inc. may resell a security it acquires from other holders after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, HSBC Securities (USA) Inc. may act as principal or agent, including as agent for the counterparty in a transaction in which HSBC Securities (USA) Inc. acts as principal, or as agent for both counterparties in a transaction in which HSBC Securities (USA) Inc. does not act as principal. HSBC Securities (USA) Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of HSBC USA may also engage in transactions of this kind and may use this prospectus for this purpose. Neither HSBC Securities (USA) Inc. nor any other affiliate of HSBC USA has an obligation to make a market in any of the securities and may discontinue any market-making activities at any time without notice, in its sole discretion.
The securities to be sold in market-making transactions include securities to be issued after the date of this prospectus, as well as securities that have previously been issued.
HSBC USA does not expect to receive any proceeds from market-making transactions. HSBC USA does not expect that HSBC Securities (USA) Inc. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to HSBC USA.
Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.
Unless HSBC USA or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

NOTICE TO CANADIAN INVESTORS
The securities offered hereby may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) together with the applicable Prospectus Supplement contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), any underwriters, dealers or agents are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

NOTICE TO EEA INVESTORS
Each dealer has represented and agreed, and each further dealer appointed under the program will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any securities which are the subject of the offering contemplated by this prospectus, as completed by any Prospectus Supplement, as the case may be, in relation thereto to any retail investor in the European Economic Area. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)
a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)
not a qualified investor as defined in Regulation (EU) 2017/1129, as amended; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

NOTICE TO U.K. INVESTORS
Each dealer has represented and agreed, and each further dealer appointed under the program will be required to represent and agree, that:
(a)
it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any securities which are the subject of the offering contemplated by this prospectus, as completed by any Prospectus Supplement, as the case may be, in relation thereto to any U.K. retail investor in the U.K.

(b)
in relation to any securities which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the securities would otherwise constitute a contravention of Section 19 of the U.K. Financial Services and Markets Act 2000 (as amended, the “FSMA”) by the issuer;

(c)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(d)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any securities in, from or otherwise involving the U.K.

For the purposes of subparagraph (a) above, the expression “U.K. retail investor” means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of U.K. domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”), (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of U.K. domestic law by virtue of the EUWA or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended) as it forms part of U.K. domestic law by virtue of the EUWA, and the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe to the securities.
U.K. FINANCIAL PROMOTION
This communication is only being distributed to and is only directed at (i) persons who are outside the U.K. or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

CERTAIN ERISA AND RELATED MATTERS
The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain restrictions on employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA (“ERISA Plans”) and on persons who are fiduciaries with respect to such ERISA Plans. In accordance with the ERISA’s general fiduciary requirements, a fiduciary with respect to any such ERISA Plan who is considering the purchase of securities on behalf of such ERISA Plan should determine whether such purchase is permitted under the governing ERISA Plan documents and is prudent and appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) prohibit certain transactions between an ERISA Plan or other plan subject to Section 4975 of the Code, including individual retirement accounts or “IRAs” (such plans and ERISA Plans and any entity deemed to hold plan assets of the foregoing, “Plans”) and persons who have certain specified relationships to the Plan (“parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of Section 4975 of the Code). Thus, a Plan fiduciary considering the purchase of securities should consider whether such a purchase might constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code.
HSBC USA or underwriters, dealers or agents selling securities may each be considered a “party in interest” or a “disqualified person” with respect to many Plans. HSBC USA and several of its subsidiaries are each considered a “disqualified person” under the Code or “party in interest” under ERISA with respect to many Plans, although HSBC USA is not a “disqualified person” with respect to an IRA simply because the IRA is established with HSBC Securities (USA) Inc. or because HSBC Securities (USA) Inc. provides brokerage to the IRA.
The purchase of securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including IRAs and other plans described in Section 4975(c)(1) of the Code) and with respect to which HSBC USA or the underwriters, dealers or agents selling securities is a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such securities are acquired pursuant to and in accordance with an applicable statutory or administrative exemption. Administrative exemptions include Prohibited Transaction Class Exemption (“PTCE”) 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 95-60 (an exemption for certain transactions involving life insurance general accounts) or PTCE 96-23 (an exemption for certain transactions determined by in-house investment managers).
In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide statutory exemptive relief for certain arm’s-length transactions with a person that is a party in interest solely by reason of providing services to Plans or being an affiliate of such a service provider (the “Service Provider Exemption”). Generally, the Service Provider Exemption would be applicable if the party to the transaction with the Plan is a party in interest or a disqualified person to the Plan but is not (i) an employer, (ii) a fiduciary who has or exercises any discretionary authority or control with respect to the investment of the Plan assets involved in the transaction, (iii) a fiduciary who renders investment advice (within the meaning of ERISA and Section 4975 of the Code) with respect to those assets, or (iv) an affiliate of (i), (ii) or (iii). Any Plan fiduciary relying on the Service Provider Exemption and purchasing securities on behalf of a Plan will be deemed to represent that (x) the fiduciary has made a good faith determination that the Plan is paying no more than, and is receiving no less than, adequate consideration in connection with the transaction and (y) neither HSBC USA nor any of its affiliates directly or indirectly exercises any discretionary authority or control or renders investment advice (as defined above) with respect to the assets of the Plan which such fiduciary is using to purchase the securities, both of which are necessary preconditions to utilizing this exemption. There can be no assurance that all of the conditions of any such administrative or statutory exemption will be satisfied. Any purchaser that is a Plan is encouraged to consult with counsel regarding the application of the foregoing exemptions or any other statutory or administrative exemption.
Certain employee benefit plans, such as non-US plans (as described in Section 4(b)(4) of ERISA), governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under

Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Section 406 of ERISA or Section 4975 of the Code. However, such plans may be subject to the provisions of applicable non-US, federal, state or local or other laws, rules or regulations (“Similar Law”) substantially similar to the foregoing provisions of ERISA or the Code. Fiduciaries of such plans (“Similar Law Plans”) should consider applicable Similar Law when investing in the securities.
Because of the foregoing, the securities should not be acquired or held by any person investing “plan assets” of any Plan or Similar Law Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.
By its purchase of any securities, the purchaser or transferee thereof will be deemed to represent, on each day from the date on which the purchaser or transferee acquires the securities through and including the date on which the purchaser or transferee disposes of its interest in such securities, either that (a) it is not a Plan, a Similar Law Plan or an entity whose underlying assets include the assets of any Plan or Similar Law Plan or (b) its purchase, holding and disposition of such securities will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Law.
In addition, any purchaser that is a Plan or is acquiring the securities on behalf of a Plan, including any fiduciary purchasing on behalf of a Plan, will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that (a) neither HSBC USA, the underwriters, the dealers, the agents, the trustees nor any of their respective affiliates or agents (collectively the “Seller”) is a “fiduciary” (under Section 3(21) of ERISA and/or Section 4975 of the Code, or under any final or proposed regulations thereunder, or with respect to any Similar Law Plan) with respect to the acquisition, holding or disposition of the securities, or as a result of any exercise by the Seller of any rights in connection with the securities, (b) no advice provided by the Seller has formed a primary basis for any investment decision by or on behalf of such purchaser in connection with the securities and the transactions contemplated with respect to such securities, and (c) such purchaser recognizes and agrees that any communication from the Seller to the purchaser with respect to the securities is not intended by the Seller to be investment advice and is rendered in its capacity as a seller of such securities and not a fiduciary to such purchaser.
Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering acquiring the securities on behalf of or with the assets of any Plan or Similar Law Plan consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the Service Provider Exemption or the potential consequences of any acquisition or holding under Similar Laws, as applicable. Purchasers of the securities have exclusive responsibility for ensuring that their acquisition, holding and disposition of the securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws.
The transfer of any securities to a Plan or Similar Law Plan is in no respect a representation by HSBC USA, the underwriter, dealer or agent selling securities or any of their respective affiliates or representatives that an investment in the securities meets all relevant legal requirements with respect to investments by any such Plans or Similar Law Plans generally or any particular Plan or Similar Law Plan or that such investment is appropriate for such Plans or Similar Law Plans generally or any particular Plan or Similar Law Plan.
The above discussion may be modified or supplemented with respect to a particular offering of securities, including the addition of further ERISA restrictions on purchase and transfer set forth in any applicable prospectus supplement, product supplement or pricing supplement.

LEGAL OPINIONS
The validity of certain securities offered hereby will be passed upon for HSBC USA by Cleary Gottlieb Steen & Hamilton LLP. The legality of certain of the securities will be passed upon for HSBC USA by Mayer Brown LLP. Certain matters of Maryland law will be passed upon for HSBC USA by DLA Piper LLP and Mayer Brown LLP. Certain legal matters will be passed upon for the underwriters and agents by counsel to be named in the applicable Prospectus Supplement. Cleary Gottlieb Steen & Hamilton LLP, DLA Piper LLP and Mayer Brown LLP have in the past represented and continue to represent HSBC USA and its affiliates on a regular basis and in a variety of matters.

EXPERTS
The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

HSBC USA Inc.
$1,000,000,000 5.294% Senior Notes due 2027
$500,000,000 Floating Rate Senior Notes due 2027

P r o s p e c t u s   S u p p l e m e n t

HSBC
February 26, 2024